UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.       )

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LDR Holding Corporation

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LDR Holding Corporation
13785 Research Boulevard, Suite 200
Austin, Texas 78750
April 24, 2014
Dear LDR Stockholder:
You are cordially invited to attend the 2014 Annual Meeting of Stockholders of LDR Holding Corporation to be held on June 3, 2014, beginning at 9:00 a.m. local time, at 13785 Research Boulevard, Suite 200, Austin, Texas 78750. Proxy materials, which include a Notice of the Meeting, proxy statement and proxy card, are enclosed with this letter. The enclosed proxy statement is first being mailed to stockholders of LDR Holding Corporation on or about April 24, 2014. We have also enclosed our 2013 Annual Report.
At the Annual Meeting, you will be asked to consider and vote on:

(1)	the election of one Class I director to serve until the 2017 Annual Meeting of Stockholders or until the election and qualification of his successor, or his earlier death, resignation or removal;

(2)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(3)	the transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Our Board of Directors unanimously recommends that you (i) approve the election of the individual nominated to serve as a Class I director and (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm.
Your vote is important to us and our business. We hope you will find it convenient to attend the Annual Meeting in person. Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope or to vote by internet or telephone pursuant to the instructions set forth in the enclosed proxy statement. If you would like to attend the Annual Meeting and your stock is not registered in your own name, please ask the broker, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.
We appreciate your continued support of LDR Holding Corporation and look forward to either greeting you personally at the meeting or receiving your proxy.
Sincerely,

Christophe Lavigne
President, Chief Executive Officer and Chairman of the Board of Directors
LDR Holding Corporation

LDR Holding Corporation
13785 Research Boulevard, Suite 200
Austin, Texas 78750

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

The 2014 Annual Meeting of Stockholders of LDR Holding Corporation will be held at 9:00 a.m. local time on June 3, 2014, at 13785 Research Boulevard, Suite 200, Austin, Texas 78750 for the following purposes:

(1)	the election of one Class I director to serve until the 2017 Annual Meeting of Stockholders or until the election and qualification of his successor, or his earlier death, resignation or removal;

(2)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(3)	the transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 14, 2014, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of such stockholders will be open to examination, during regular business hours, by any stockholder for at least ten days prior to the Annual Meeting, at our offices at 13785 Research Boulevard, Suite 200, Austin, Texas 78750. Stockholders holding at least a majority of the outstanding shares of our common stock are required to be present or represented by proxy at the Annual Meeting to constitute a quorum.

YOUR VOTE IS IMPORTANT
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, you are requested to read the enclosed proxy statement and to vote by mail by marking, signing, dating and returning the accompanying proxy as soon as possible. If you do attend the meeting and prefer to vote in person, you may do so.
If you hold your shares in “street name,” your broker, bank or other nominee cannot vote your shares on your behalf with respect to the election of the nominee for director until it receives your voting instructions. If you do not provide voting instructions over the internet, by telephone, or by returning a voting instruction form, your shares will not be voted with respect to those matters, except that if your shares are held by a broker your broker may vote shares on your behalf on Proposal 2 without instruction but not Proposal 1. If you would like to attend the Annual Meeting and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.

By Order of the Board of Directors,

Scott Way
Executive Vice President, General Counsel and Secretary
LDR Holding Corporation
Austin, Texas
April 24, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 3, 2014
The proxy statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/18555

Proxy Statement for the
2014 Annual Meeting of Stockholders of
LDR HOLDING CORPORATION
To Be Held on June 3, 2014

i

ii

LDR Holding Corporation
13785 Research Boulevard, Suite 200
Austin, Texas 78750

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2014

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our Board of Directors for use at the 2014 Annual Meeting of Stockholders to be held on June 3, 2014, and any adjournments or postponements thereof. The Annual Meeting will be held at 13785 Research Boulevard, Suite 200, Austin, Texas 78750, on June 3, 2014 at 9:00 a.m. local time.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You are encouraged to read this entire proxy statement carefully before deciding how to vote.
Unless otherwise indicated, the terms “company,” “LDR”, “LDR Holding”, “we,” “our,” and “us” are used in this proxy statement to refer to LDR Holding Corporation together with its subsidiaries. The terms “Board” and “Board of Directors” refer to our Board of Directors.
What is a proxy statement and what is a proxy?
A proxy statement is a document that Securities and Exchange Commission (the “SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. This other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers - Mr. Christophe Lavigne and Mr. Scott Way - as proxies or proxy holders for the Annual Meeting.
What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?
SEC rules allow companies to furnish proxy materials, including this proxy statement and our Annual Report, by providing access to these documents on the internet instead of mailing printed copies of our proxy materials to stockholders. Most stockholders have received a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions for accessing proxy materials on a website or for requesting electronic or printed copies of the proxy materials.
If you want a paper copy of the proxy materials for the Annual Meeting and for all future meetings, please follow the instructions in the Notice for requesting such materials. The electronic delivery option lowers costs and reduces the environmental impact of printing and distributing the materials.
How can I access the proxy materials over the Internet?
You may view and also download our proxy materials, including our 2013 Annual Report Form 10-K at http://www.astproxyportal.com/ast/18555. Please see the instructions below regarding how to submit your vote.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 14, 2014, which is the date our Board of Directors set as the record date for voting, will be entitled to vote at the Annual Meeting. On this record date, there were 24,170,781 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate their votes in the election of directors.

Stockholder of Record: Shares Registered in Your Name
If on April 14, 2014, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted if you later decide not to attend the meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)
If on April 14, 2014, your shares were held in an account at a broker, bank, or other similar organization rather than in your name, then you are the beneficial owner of shares held in “street name” and our proxy materials being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a “legal” proxy through your broker or other agent. If you request a printed copy of the proxy materials by mail, your broker or other agent should provide a voting instruction card for you to use.
What am I being asked to vote on?
There are two matters scheduled to be considered and voted on at the Annual Meeting:

•
Election of Mr. Joseph Aragona, the Class I director nominated by the Board, to serve until the 2017 Annual Meeting of Stockholders or until the election and qualification of his successor, or his earlier death, resignation or removal; and

•	Ratification of the appointment by the audit committee of our Board of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
How does the Board recommend that I vote?
The Board of Directors unanimously recommends that all stockholders vote:

•	FOR the election of Mr. Aragona as a Class I member of the Board of Directors; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
What if another matter is properly brought before the meeting?
We will also consider other business that properly comes before the meeting in accordance with Delaware law and our bylaws. As of the record date, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominee to serve as Class I members the Board of Directors or you may “Withhold” your vote for the nominee. You may vote “For” the ratification of the appointment by the audit committee of our Board of KPMG LLP as LDR’s independent registered public accounting firm for the fiscal year ending December 31, 2014, or you may vote “Against” or “Abstain” from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, over the internet, by telephone, or by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted in accordance with your wishes if you later decide not to attend the meeting. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and you will receive a ballot when you arrive.

•
If you received printed proxy materials, you may submit your proxy by completing, signing and dating the proxy card and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To submit your proxy by telephone or the internet, please follow the instructions provided in the proxy card. Your vote must be received by 11:59 p.m., Eastern time on June 2, 2014 to be counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in those materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a “legal” proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
What do I need to do to attend the Annual Meeting?
If you are a registered stockholder or a “street name” stockholder as of on April 14, 2014, you are invited to attend the Annual Meeting. If you would like to attend the Annual Meeting and your stock is not registered in your own name, please ask the broker, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.
In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport.
As noted above, since a “street name” stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s, bank’s or other nominee’s procedures for obtaining a “legal” proxy.
How many votes do I have?
On each matter to be voted upon, each stockholder will have one vote for each share of common stock owned by that stockholder as of on April 14, 2014, the record date for the 2014 Annual Meeting of Stockholders.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, over the internet or in person at the Annual Meeting, your shares will not be voted and your shares will not be counted as “present” for purposes of determining whether a quorum is present at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)
If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.
Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and certain corporate governance proposals, even if supported by management. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions. Your broker or nominee may vote your shares on Proposal 2, as the ratification of our independent registered public accounting firm is considered a “routine” matter under NYSE rules.

What if I sign and return a proxy card or otherwise vote but do not make specific choices?
Messrs. Christophe Lavigne and Scott Way are officers of the company and were named by our Board of Directors as proxy holders. If you return a signed and dated proxy card or otherwise vote without providing voting selections, Mr. Lavigne and Mr. Way will vote your shares, as applicable, “FOR” the election of the nominee to serve as a Class I member of the Board, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. If any other matter is properly presented at the meeting, these proxy holders will vote your shares using their best judgment.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by NYSE rules and regulations. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors (even if not contested). Proposal 1 is a “non-routine” matter and Proposal 2 is a “routine” matter under NYSE rules.
How many votes are needed to approve each proposal?

•
For the election of directors, the nominee receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Votes may be cast in favor of or withheld with respect to the director nominee. Broker non-votes, if any, will not be counted in determining the number of votes cast and will have no effect on the election of directors.

•
To be approved, Proposal No. 2, ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, must receive the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy. Broker non-votes, if any, and abstentions will not be counted in determining the number of votes cast and will have no effect on the approval of this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of our common stock entitled to vote are present at the Annual Meeting, either in person or by proxy. On the record date, there were 24,170,781 shares of common stock outstanding and entitled to vote. Abstentions, withheld votes and broker non-votes are counted for determining whether a quorum is present. If there is no quorum, the chairperson or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, although we expect to reimburse them for their reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. You should complete each of the proxy cards to ensure that all of your shares are voted.

You may consider registering all of your brokerage accounts in the same name and address for better service. If you wish to do so, you should contact your broker, bank or nominee for more information. Additionally, our transfer agent, American Stock Transfer & Trust Company, LLC, can assist you if you want to consolidate multiple accounts registered in your name by contacting our transfer agent at 6201 15th Avenue, Brooklyn, New York 11219, Telephone: (800) 937-5449.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are permitted to deliver a single copy of the proxy materials and 2013 annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials and 2013 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of the proxy materials and annual reports in the future, stockholders may contact us as follows:
LDR Holding Corporation
Attention: Corporate Secretary
13785 Research Boulevard, Suite 200
Austin, Texas 78750

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•
You may send a timely written notice that you are revoking your proxy to LDR’s Executive Vice President, General Counsel and Secretary at 13785 Research Boulevard, Suite 200, Austin, Texas 78750, Attention: Scott Way, Executive Vice President, General Counsel and Secretary.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your latest dated proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)
If your shares are held by broker, bank or other nominee, in order to change your vote, you should follow the instructions provided by your broker, bank or nominee.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a‑8, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing by December 25, 2014 to our Executive Vice President, General Counsel and Secretary at 13785 Research Boulevard, Suite 200, Austin, Texas 78750, and must comply with all applicable requirements of Rule 14a‑8.
In addition, any stockholder intending to nominate a candidate for election as a director or propose any business at next year’s annual meeting (outside of Rule 14a-8) must comply with our Bylaws, which contain additional requirements to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our notice with respect to such meeting, (ii) brought before the meeting by or at the direction of our Board of Directors or a committee of the Board, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2015 Annual Meeting of Stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 3, 2015; and

•	not later than the close of business on March 5, 2015.
In the event that we hold our 2015 Annual Meeting of Stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2014 Annual Meeting, then notice of a stockholder proposal or director nomination that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.
If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.
Whom should I contact if I have additional questions or would like additional copies of the proxy materials?
If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should contact:
LDR Holding Corporation
Attention: Corporate Secretary
13785 Research Boulevard, Suite 200
Austin, Texas 78750

JOBS Act Explanatory Note
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) December 31, 2018; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL 1
ELECTION OF DIRECTORS
Composition of Our Board of Directors
Our Board of Directors currently consists of five members. In accordance with our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, our Board of Directors is divided into three classes, Class I, Class II, and Class III, with each class containing, as nearly as possible, one-third of the total number of directors and serving staggered three-year terms. Directors in a particular class are elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. The classification of our Board of Directors may have the effect of delaying or preventing changes in our management or a change in control of our company.
The authorized number of directors may be changed only by our Board of Directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, serves for the remainder of the full term of that class or until the director’s successor is duly elected and qualified. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Our directors may be removed only for cause by the affirmative vote of the holders of two-thirds of our outstanding voting stock.
The following table sets forth the names and certain other information for the nominee for election as a director and for each of the continuing members of the Board of Directors as of the date of this proxy statement. Key biographical information for each of these individuals is set forth below.

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for which Nominated
Nominees
Joseph Aragona(1)	I	57	Director	2006	2014	2017
Continuing Directors
Kevin M. Lalande(1)(2)(3)	II	41	Director	2005	2015	—
Stefan Widensohler(1)(2)(3)	II	54	Director	2006	2015	—
Christophe Lavigne	III	46	President, Chief Executive Officer and Chairman of the Board	2006	2016	—
William W. Burke(2)(3)	III	54	Director	2013	2016	—
_____________________
(1)    Member of our nominating and corporate governance committee
(2)    Member of our audit committee
(3)    Member of our compensation committee

Nominees
Joseph Aragona is one of the founders of Austin Ventures, a venture capital firm, and has served as general partner since 1982. He has invested in a broad range of industries, including medical device, software, services, industrial products and special situations. Mr. Aragona serves on the boards of directors of a number of private companies. Mr. Aragona holds an A.B. in Economics from Harvard University and an M.B.A. from the Harvard Business School. Mr. Aragona was selected to serve on our Board of Directors because of his substantial experience as a venture capitalist and as a director of a number of privately held companies.

Continuing Directors
Kevin M. Lalande is one of the founders and a Managing Director of Santé Ventures, a venture capital firm. Prior to founding Santé Ventures in 2006, Mr. Lalande spent seven years with Austin Ventures. Before joining Austin Ventures, Mr. Lalande was a management consultant with McKinsey & Company. Previously, Mr. Lalande co-founded and sold three companies: NetProfit, sold to a privately held advertising agency in 1996; Serus, sold to Netopia in 1998; and TimeMarker, sold to PrimeHoldings in 2001. Mr. Lalande holds a B.S. in Electrical and Computer Engineering from Brigham Young University and an M.B.A. with Highest Distinction from the Harvard Business School. Mr. Lalande was selected to serve on our Board of Directors because of his substantial experience as a venture capitalist and as a director of a number of privately held companies.
Stefan Widensohler has been President, Chief Executive Officer, Principal and Proprietor of KRAUTH medical KG, a privately held company in Hamburg, Germany since 1992. Until 2012, KRAUTH medical KG was a medical device distribution and service company. KRAUTH medical KG sold its medical device distribution and service business and now focuses on investing in healthcare start-up companies. In 1996, Mr. Widensohler also co-founded Invatec SpA, an Italian medical device company that specializes in interventional cardiology and peripheral vascular products, which was acquired by Medtronic, Inc. in 2010. Mr. Widensohler joined Medtronic following the acquisition and served as Vice President, Global Sales for the acquired business until 2012 to assist with the integration of Invatec into Medtronic. Since July 2013, Mr. Widensohler has served as a director of St. Jude Medical, a publicly traded medical device company. Since January 2011, Mr. Widensohler has served as a director of MyoPowers Medical Technologies SA, a privately held medical device company. He serves as Member of the Advisory Board of TowerBrook Capital Partners L.P., a private equity fund. He also serves as deputy chairman of the Board of BVMed, the German Health Industry Manufacturers Association. Mr. Widensohler is an Economics graduate from the Private Academy of Bad Harzburg, Germany. Mr. Widensohler was selected to serve on our Board of Directors because of his substantial experience as an investor in the healthcare market and as a director of a number of privately and publicly held companies.
Christophe Lavigne is one of our co-founders and has served as Chairman of the Board of Directors, President and Chief Executive Officer since 2006. Additionally, Mr. Lavigne has served as Chairman of the Board of Directors and President of LDR Médical S.A.S. (“Médical”), our French subsidiary, since 2002 and President of its predecessor entity since its founding in 2000. Mr. Lavigne has more than 20 years working for spinal device companies in roles of increasing responsibility, culminating as Sales and Marketing Director for JBS, a privately held medical device manufacturer, and as Sales and Marketing Neuro-Spine Director for Aesculap, Inc., a medical device manufacturer and a division of B. Braun Melsungen AG. Mr. Lavigne won the French prize of Ernst & Young’s “Entrepreneur of the Year” award in 2006 and the Ernst & Young “Entrepreneur of the Year” award for the central Texas region in 2011. Mr. Lavigne holds a degree in mechanical engineering from the IUT Dijon, France, a degree in business from the ESARC Paris business school and a masters in marketing (DEESMA) from the European Business School Federation-Zurich. Mr. Lavigne was selected to serve on our Board of Directors because of his substantial knowledge of the Company he has as our co-founder, Chairman and Chief Executive Officer
William W. Burke served as Executive Vice President & Chief Financial Officer of IDEV Technologies, a developer of next generation medical devices for use by interventional radiologists, vascular surgeons and cardiologists, from November 2009 to December 2013. IDEV was acquired by Abbott Laboratories, a publicly traded healthcare company, in August 2013 and operates as a wholly owned subsidiary of Abbott. He also serves as a member of the board of directors of Medical Action Industries, a manufacturer of disposable medical products. From August 2004 through December 2007, he served as Executive Vice President & Chief Financial Officer of ReAble Therapeutics, a diversified orthopedic device company. ReAble was sold to The Blackstone Group in a going private transaction in 2006 and subsequently merged with DJO Incorporated in late 2007. Subsequent to the completion of the transaction with DJO, Mr. Burke served as a consultant to Blackstone/DJO from December 2007 until June 2008. From 2001 to 2004, he served as Chief Financial Officer of Cholestech Corporation, a medical diagnostics products company. From 1985 to 2001, he was employed as a senior investment banker by several firms, with a primary focus on medical technology companies. Mr. Burke received a B.B.A. in Finance from The University of Texas at Austin and an MBA from The Wharton School of the University of Pennsylvania. Mr. Burke was selected to serve on our Board of Directors because of his knowledge of accounting matters, his business experience with other medical technology companies, and his experience as the chief financial officer of other companies, including other public companies.
There are no family relationships between or among any of our executive officers, directors or director nominees.

Vote Required and Board Recommendation
The nominee to serve as a Class I director will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Aragona. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as may be nominated by our Board of Directors. The nominee for election has agreed to serve if elected, and we have no reason to believe that the nominee will be unable to serve. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.
Our Board of Directors unanimously recommends a vote “FOR” the election of Mr. Aragona to serve as a Class I Director.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Independence
We completed our initial public offering in October 2013, and our common stock trades on the NASDAQ Global Select Market (“NASDAQ”). Under NASDAQ rules, independent directors must comprise a majority of a listed company’s Board of Directors within twelve months from the date of listing. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent within twelve months from the date of listing. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 promulgated under the Exchange Act. Under NASDAQ rules, a director will qualify as an “independent director” only if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors has undertaken a review of its composition and that of its committees as well as the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Messrs. Burke, Lalande and Widensohler is “independent” in accordance with the rules of NASDAQ and Rule 10A-3 under the Exchange Act.
Board Leadership Structure
Our Board of Directors currently consists of our President and Chief Executive Officer, Christophe Lavigne, and four non-employee directors. Mr. Lavigne also serves as the Chairman of our Board of Directors and is generally responsible for presiding at and directing the meetings of the Board of Directors. Our Board of Directors has determined that the most effective leadership model for the Company is that Mr. Lavigne serve as both Chairman and Chief Executive Officer, although the Board of Directors has established no policy on whether or not to have a non-executive chairman. In addition, our Board of Directors does not have a lead independent director.
Board Committees
Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee.
Audit Committee
Our audit committee consists of William W. Burke (chair), Kevin Lalande and Stefan Widensohler. The functions of the audit committee include:

•
appointing our independent registered public accounting firm and being directly responsible for the compensation, retention and oversight of the independent registered public accounting firm, who will report directly to the audit committee;

•
reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services, including the fees to be paid for those services;

•	reviewing our annual and quarterly financial statements and reports and discussing the financial statements and reports with our independent registered public accounting firm and management;

•	reviewing and approving all related person transactions;

•
reviewing with our independent registered public accounting firm and management significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our internal controls over financial reporting;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding internal controls over financial reporting, accounting or auditing matters; and

•	preparing the audit committee report for inclusion in our proxy statement for our annual meeting.
All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ.
Our Board of Directors has determined that Mr. Burke, an independent director, qualifies as an audit committee financial expert within the meaning of applicable SEC regulations. In making this determination, our Board of Directors considered the nature and scope of experience that Mr. Burke has previously had with public reporting companies, including service as Chief Financial Officer of public companies and service on public company audit committees. Our Board of Directors has determined that all of the current members of our audit committee satisfy the relevant independence requirements for service on the audit committee set forth in the rules of NASDAQ and applicable SEC rules. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.
Our Board of Directors has adopted an audit committee charter. We believe that the composition of our audit committee, and our audit committee’s charter and functioning, comply with the applicable requirements of NASDAQ and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
The full text of our audit committee charter can be found on the investor relations portion of our website at http://ir.ldr.com under the heading “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement.
Compensation Committee
Our compensation committee consists of Kevin Lalande (chair), William W. Burke and Stefan Widensohler. The functions of the compensation committee include:

•
determining the compensation and other terms of employment of our Chief Executive Officer and other executive officers and reviewing and approving our performance goals and objectives relevant to that compensation;

•	administering and implementing our incentive compensations plans and equity-based plans, including approving option grants, restricted stock and other awards;

•	evaluating our incentive compensation plans, equity-based plans and similar programs advisable for us, as well as modifications or terminations of our existing plans and programs;

•
reviewing and approving the terms of any employment-related agreements, severance arrangements, change-in-control and similar agreements or provisions with our Chief Executive Officer and other executive officers;

•	approving, authorizing and providing oversight over a sub-committee to grant equity awards to non-executive officer employees, subject to grant guidelines approved by our compensation committee;

•
reviewing and discussing the Compensation Discussion & Analysis required in our annual report and proxy statement with management and determining whether to include the Compensation Discussion & Analysis in the annual report or proxy; and

•	preparing a report on executive compensation for inclusion in our proxy statement for our annual meeting.
Each member of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986. Furthermore, our Board of Directors has determined that each of Messrs. Lalande, Burke and Widensohler satisfy the independence standards for compensation committee membership established by the SEC and the listing rules of NASDAQ, as applicable.
Our Board of Directors has adopted a compensation committee charter. We believe that the composition of our compensation committee, and our compensation committee’s charter and functioning, comply with the applicable requirements of NASDAQ and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
The full text of our compensation committee charter can be found on the investor relations portion of our website at http://ir.ldr.com under the heading “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Joseph Aragona (chair), Kevin Lalande and Stefan Widensohler. The functions of the nominating and corporate governance committee include:

•	evaluating director performance on the Board of Directors and applicable committees of the Board of Directors;

•	identifying, recruiting, evaluating and recommending individuals for membership on our Board of Directors, the audit committee and the compensation committee;

•	considering questions of independence or possible conflicts of interest (other than related person transactions) of members of our Board of Directors or our executive officers;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	reviewing and recommending to our Board of Directors any amendments to our corporate governance documents; and

•	making recommendations to our Board of Directors regarding management succession planning.
Our Board of Directors has determined that Messrs. Lalande and Widensohler each satisfy the independence standards for nominating and corporate governance committee members established by the SEC and NASDAQ listing standards, as applicable. Mr. Aragona does not qualify as an independent director; however, pursuant to NASDAQ listing standards, he may remain on the nominating and corporate governance committee until one year from the listing of our common stock on NASDAQ.
Our Board of Directors has adopted a nominating and corporate governance committee charter. We believe that the composition of our nominating and corporate governance committee, and our nominating and corporate governance committee’s charter and functioning, comply with the applicable requirements of NASDAQ and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
The full text of our nominating and corporate governance committee charter can be found on the investor relations portion of our website at http://ir.ldr.com under the heading “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement.
Meetings of the Board of Directors and its Committees
During the fiscal year ended December 31, 2013, our Board of Directors held 13 meetings. Our audit committee met 2 times, our compensation committee met 5 times, and the nominating and corporate governance committee met 1 time during 2013. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such member served.
The Board of Directors does not have a formal policy regarding the attendance of directors at meetings of stockholders, but it encourages directors to attend each meeting of stockholders. We completed our initial public offering in October 2013 and did not have an Annual Meeting of Stockholders in 2013.
Role of the Board in Risk Oversight
Risk is inherent in our business, and we face strategic, financial, business, operational, legal, reputational and other risks. Our Board of Directors is responsible for overseeing the overall risk management process at our company. The responsibility for managing risk rests with executive management while the Board of Directors and its committees as a whole participate in the oversight process. The Board of Director’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance, and financial reporting and internal controls. The Board of Directors considers strategic risks and opportunities and regularly receives reports from executive management regarding specific aspects of risk management.

Director Nominations
Nomination Process
Our nominating and corporate governance committee is responsible for identifying, recruiting, evaluating and recommending to the Board of Directors nominees for membership on the Board of Directors and committees of the Board of Directors. The goal of this process is to maintain and further develop a highly qualified Board of Directors of Directors consisting of members with experience and expertise in areas of importance to our company. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.
The nominating and corporate governance committee recommends to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual or special meeting of stockholders, and recommends all director nominees to be appointed by the Board of Directors to fill director vacancies. The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders.
Evaluation of Director Candidates
In its evaluation of director candidates, the nominating and corporate governance committee will consider a candidate’s skills, characteristics and experience taking into account a variety of factors, including the candidate’s:

•	understanding of our business, industry and technology;

•	history with our company;

•	personal and professional integrity;

•	general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company generally;

•	ability and willingness to devote the time and effort necessary to be an effective director;

•	commitment to acting in the best interest of our company and its stockholders; and

•	educational and professional background.
The nominating and corporate governance committee will also consider the current size and composition of the Board of Directors, the needs of the Board of Directors its committees and the potential independence of director candidates under relevant NASDAQ and SEC rules.
Although the Board of Directors does not maintain a specific policy with respect to board diversity, the nominating and corporate governance committee considers each candidate in the context of the membership of the Board as a whole, with the objective of including an appropriate mix of viewpoints and experience among members of the Board reflecting differences in professional background, education, skill and other individual qualities and attributes. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints to the extent it deems appropriate.
Stockholder Recommendations for Nomination to the Board of Directors
The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the criteria described above, based on whether or not the candidate was recommended by a stockholder.
Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should be in writing and delivered to LDR Holding Corporation, Attn: General Counsel and Secretary, 13785 Research Boulevard, Suite 200, Austin, Texas 78750. Submissions must include the following information, among other information described more specifically in our Bylaws, with respect to each candidate:

•	full name and address of the proposed nominee;

•	the number and class of our shares beneficially owned, directly or indirectly, by the proposed nominee;

•	all information regarding the proposed nominee required to be disclosed in a proxy statement pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

•	the consent of the nominee to be named in the proxy statement and consent to serve as a director if elected; and

•
a description of all material relationships, including (i) compensation and other material monetary agreements, arrangements and understandings during the past three years, between the proposed nominee and the stockholder making the proposal and (ii) any relationship between the proposing stockholder and the proposed nominee that would be required to be disclosed under the SEC’s related party transactions disclosure rules if the proposing stockholder were a “registrant” under those rules.

In addition, any stockholder wishing to recommend a nominee to our Board of Directors must provide a questionnaire regarding the proposed nominee, information regarding any arrangement or agreement with respect to such nominee’s voting while a member of our Board of Directors and information regarding equity ownership of the company (including derivative ownership) by the proposing stockholder and the proposed nominee.
All proposals of stockholders that are intended to be presented by such stockholder at the annual meeting of stockholders must be in writing and received by us no later than the deadline specified in our Bylaws.
The above description of the procedure required for a stockholder to propose nominees to our Board of Directors is a summary only, and stockholders wishing to propose a nominee to our Board are advised to review our bylaws in detail, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Please also see “Questions and Answers about the Annual Meeting and Voting - When are stockholder proposals and director nominations due for next year’s annual meeting?”
Compensation Committee Interlocks and Insider Participation
During 2013, our compensation committee consisted of Kevin Lalande (chairman), William W. Burke and Stephan Widensohler. None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or our compensation committee.
Code of Conduct
Our Board of Directors has adopted a Code of Conduct. The Code of Conduct applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), agents and representatives, including directors and consultants.
Our Board of Directors has also adopted an additional Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. This Code of Ethics, applicable to the specified officers, contains additional requirements including a prohibition on personal loans from the company (except where permitted by, and disclosed pursuant to, applicable law), and a requirement to review reports to be filed with SEC.
We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics and our Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, or waivers of those provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified below. The full text of our Code of Conduct and our Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer can be found in the Investor Relations section of our website at http://ir.ldr.com under the heading “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings, responsibilities of directors, chief executive officer performance evaluation and succession planning, Board self-evaluation and Board committees and compensation. The Board expects to review, in consultation with our nominating and corporate governance committee, these guidelines as it deems necessary and appropriate.

Compensation of Non-Employee Directors
Prior to our October 2013 initial public offering, we did not compensate non-employee directors for their service on our Board of Directors. We also have not previously, and do not now, provide separate compensation to any director who is also our employee, including Mr. Lavigne, our President and Chief Executive Officer. In addition, we do not compensate any non-employee directors that are not independent directors, such as Mr. Aragona, an affiliate of Austin Ventures.
Following our initial public offering, we implemented a compensation program for independent non-employee directors under which each independent non-employee director receives an annual fee of $30,000. Independent non-employee directors receive an additional $10,000 annually for serving on the audit committee of our Board of Directors, an additional $7,500 annually for serving on the compensation committee of our Board of Directors and an additional $5,000 for serving on the nominating and corporate governance committee of our Board of Directors. The chairman of our audit committee receives an additional $10,000 annually, the chairman of our compensation committee receives an additional $7,500 annually and the chairman of our nominating and corporate governance committee receives an additional $3,000 annually.
According to our Non-Employee Independent Director Compensation Policy adopted by our Board of Directors on September 11, 2013, each independent member of our Board of Directors who is not our employee or an employee of any of our subsidiaries may be eligible to receive cash compensation or equity awards. So long as an independent, non-employee director continues to serve as an independent, non-employee director following our annual stockholders’ meeting, whether or not such individual is standing for re-election at such meeting, such independent, non-employee director shall be granted an equity award in the form of an option to purchase 622 shares of our common stock (as adjusted to reflect stock, dividends, stock splits, combinations, recapitalizations and the like with respect to such shares). Such shares shall vest in 12 equal monthly installments over the 12-month period measured from the grant date for so long as such independent, non-employee director remains in our service through each vesting date, provided, however, that if our next regular annual stockholder’s meeting occurs prior to the end of the 12-month vesting period for such annual grant, any unvested option shares subject to such annual grant shall become vested immediately prior to such meeting if such non-employee director serves until such meeting.
The compensation paid to each of our independent non-employee directors in 2013 is set forth below. Christophe Lavigne, our President and Chief Executive Officer, and Joseph Aragona, who the Board of Directors has determined is not an independent director due to his relationship with Austin Ventures, receives no separate compensation for serving as a director.

Name	Fees earned or paid in cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
William W. Burke	$14,375	$22,219	$36,594
Kevin M. Lalande	14,375	22,219	36,594
Stefan Widensohler	13,125	22,219	35,344
_____________________

(1)	Cash fees paid for Board of Directors and/or committee service reflect a partial year of service beginning upon the completion of our initial public offering in October 2013.

(2)
Amounts represent the aggregate grant date fair market value of stock options granted during 2013, computed in accordance with FASB ASC Topic 718. Assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 to the consolidated financial statements of LDR Holding Corporation and subsidiaries, included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 4, 2014.

(3)	As of December 31, 2013, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:

Name	Stock Options
William W. Burke	3,111
Kevin M. Lalande	3,111
Stefan Widensohler	3,111
We provide reimbursement to our non-employee directors (including Mr. Aragona) for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our amended and restated certificate of incorporation and bylaws.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected KPMG LLP as our independent registered public accountants and to audit our consolidated financial statements for the fiscal year ending December 31, 2014, and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. KPMG LLP was our independent registered public accounting firm for our 2013 audit.
The audit committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, including the fees for those services, subject to the de minimis exception for non-audit services provided by SEC rules. These services provided may include audit services, audit-related services, and other services. Pre-approval is detailed as to the specific service or category of service and is subject to a specific approval.
Before selecting KPMG LLP, the audit committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance for us and its reputation for integrity and competence, it was qualified. The audit committee also considered whether any non-audit services performed for us by KPMG LLP would impair KPMG LLP’s independence and concluded that they did not. If the stockholders do not ratify the selection of KPMG LLP, the audit committee may reconsider its selection. Even if the selection is ratified, the audit committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our company and its stockholders.
A representative of KPMG LLP will attend our Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
Fees Paid to Our Independent Registered Public Accounting Firm
The aggregate fees (in thousands) for professional services rendered by our principal accountants, KPMG LLP, for the years ended December 31, 2013 and 2012 were:

	Year Ended December 31,
	2013	2012
Audit Fees(1)	$998.9	$292.5
Audit-Related Fees(2)	—	—
Tax Fees(3)	121.5	—
All Other Fees(4)	—	8.0
Total	$1,120.4	$300.5
_____________________

(1)
Audit fees consist of professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for 2013 also consisted of professional services rendered in connection with our Form S-1 and Form S-8 registration statements related to our initial public offering of common stock completed in October 2013, including delivery of comfort letters, consents and review of documents filed with the SEC.

(2)
Audit-related fees consist of fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.”

(3)	Tax fees includes the aggregate fees billed in each such year for professional services rendered by the independent auditors for tax compliance and the preparation of tax returns and refund requests.

(4)
All other fees includes the aggregate fees billed in each such fiscal year for products and services by the independent auditors that are not reported under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

Vote Required and Board Recommendation
Stockholder ratification is not required for making the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 because our audit committee has responsibility for the appointment of our independent registered public accountants.
The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of KPMG LLP as our independent registered public accountants for fiscal year 2014. Abstentions will have the effect of a vote “against” the ratification of KPMG LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.
Our Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2014.

AUDIT COMMITTEE REPORT
The audit committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of the NASDAQ Stock Market and rules of the SEC. The audit committee operates under a written charter approved by the Board of Directors, which is available on the Investor Relations portion of our web site at http://ir.ldr.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.
With respect to LDR’s financial reporting process, LDR’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing LDR’s consolidated financial statements. LDR’s independent registered public accounting firm, KPMG LLP, is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of LDR’s financial statements.
In performance of its duties, the audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2013 with LDR’s management and with KPMG LLP, including the results of KPMG LLP’s audit of LDR’s financial statements. The audit committee has also discussed with KPMG LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”
The audit committee also has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence from LDR, as well as any relationships that may impact KPMG LLP’s objectivity and independence.
Based on our review and discussions with LDR’s management and independent registered public accountants, we recommended to the Board of Directors that the audited financial statements be included in LDR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors of LDR Holding Corporation:
William W. Burke (Chair)
Kevin Lalande
Stefan Widensohler

MANAGEMENT
The following table shows information for our current executive officers as of the date of this proxy statement.

Name	Age	Position
Executive Officers
Christophe Lavigne	46	President, Chief Executive Officer and Chairman of the Board of Directors
Hervé Dinville	62	Executive Vice President of Research and Development, Médical
Patrick Richard	50	Executive Vice President of European Sales, Médical
Robert McNamara	57	Executive Vice President, Chief Financial Officer
Scott Way	42	Executive Vice President, General Counsel, Compliance Officer and Secretary
André Potgieter	46	Executive Vice President, U.S. Sales, LDR Spine
James Burrows	44	Executive Vice President, Chief Operating Officer, LDR Spine
G. Joseph Ross	46	Executive Vice President, Global Marketing, LDR Spine

Executive Officers
Christophe Lavigne is one of our co-founders and has served as Chairman of the Board of Directors, President and Chief Executive Officer since 2006 “Proposal 1 - Election of Directors - Continuing Directors.”
Hervé Dinville is one of our co-founders, has served as Executive Vice President of Research and Development since January 2013 and as our head of Research and Development and a director of LDR Médical since our founding in 2000. For the past 25 years, he has worked extensively in clinical and developmental settings with prominent spine surgeons to design novel implantable devices and to improve surgical procedures. From 1997 to 2000, Mr. Dinville was the Research and Development Manager for Aesculap, Inc., a medical device manufacturer and a division of B. Braun Melsungen AG. From 1988 to 1997, Mr. Dinville was in charge of the development of the orthopedic and spine ranges for JBS, a privately held medical device manufacturer.
Patrick Richard is one of our co-founders, has served as Executive Vice President since January 2013 and as our head of European Sales and a director of LDR Médical since our founding in 2000. For the past 20 years, Mr. Richard has worked with spinal device companies in Europe to introduce numerous new procedures and technologies in the European market, including minimally invasive anterior spine surgery, sequential loading and correction for scoliosis applications and cervical and lumbar disc replacement devices. Mr. Richard served as regional sales manager for JBS, a privately held medical device manufacturer and as sales director of France for Aesculap, Inc., a medical device manufacturer and a division of B. Braun Melsungen AG.
Robert McNamara has served as our Executive Vice President since January 2013 and as our Chief Financial Officer since April 2012. From September 2010 to April 2012, Mr. McNamara served as a financial consultant, working primarily in the medical device and biotechnology industries. From May 2009 to September 2010, he served as Chief Financial Officer of Purfresh, Inc., a privately held clean technology company. From December 2004 to September 2008, Mr. McNamara was the Senior Vice President and Chief Financial Officer of Accuray, Inc., a publicly traded medical device manufacturer. In addition, Mr. McNamara has served as the Senior Vice President and Chief Financial Officer for publicly traded medical device companies, Somnus Medical Technologies and Target Therapeutics, was a member of the Board of Directors of Northstar Neurosciences and is the former Mayor of Menlo Park, California. Mr. McNamara holds a B.S. in Accounting from the University of San Francisco and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.
Scott Way has served as our Executive Vice President since January 2013 and as our General Counsel and Compliance Officer since January 2011, and as our Secretary since May 2012. From November 2007 to January 2011, Mr. Way served as Corporate Counsel for a division of DJO Incorporated, a medical device manufacturer, with primary responsibility for all legal matters related to its surgical implant and durable medical goods divisions. From December 2004 to November 2007, he was Corporate Counsel for Encore Medical, Inc., a public company and manufacturer of medical devices that was acquired by the Blackstone Group in a going private transaction in 2006, and later merged in November of 2007 with DJO. Mr. Way holds a B.A. in Political Science from Kenyon College and a J.D. from The University of Texas School of Law.
André Potgieter has served as our Executive Vice President, U.S. Sales since January 2013 and as our Vice President, U.S. Sales from October 2007 to January 2013. He has spent 20 years in the spinal implant industry, including eight years in Sales, Regional Sales Management and Director of Sales positions with Kyphon Global, Inc., a provider of minimally invasive spinal surgery solutions and a division of Medtronic Spine LLC, and seven years as a Spine Consultant with Synthes Spine, a provider of orthopedic and neurological solutions acquired by Johnson & Johnson. Mr. Potgieter holds a B.A. in Finance from the University of Tennessee.
James Burrows has served as our Executive Vice President since January 2013 and as our Chief Operating Officer since December 2009. Mr. Burrows joined LDR in January 2005. From 2001 to 2004, Mr. Burrows was the Director of Product Marketing for Centerpulse Orthopedics, a provider of musculoskeletal health solutions that was acquired by Zimmer Orthopedics in May 2003. Mr. Burrows has over 20 years of experience in the orthopedic and spine industry, working for Intermedics Orthopedics, Sulzer Medica and Centerpulse and has served in various leadership roles including strategic, marketing, technical and logistical duties. He holds six U.S. patents on medical device product designs. Mr. Burrows holds a B.S. in Engineering Technology and an M.B.A. from Texas State University.
G. Joseph Ross has served as our Executive Vice President of Global Marketing since January 2013 and as our Vice President of U.S. Marketing since 2010. From 1995 to 2007, Mr. Ross served in a variety of roles of increasing responsibility for DePuy Spine, a division of Johnson & Johnson, including sales, marketing and lastly as Worldwide Vice President of New Business Development. Mr. Ross has 18 years of experience in the spine medical device industry and holds multiple patents for spine implant and instrument designs. Mr. Ross holds a BBA in Marketing from the University of Notre Dame and an MS in Management from Troy University. He also served five years as an officer in the United States Navy.
There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION
Overview
This section provides an overview of the material components of our executive compensation program for our named executive officers identified below. The compensation provided to our named executive officers for fiscal 2013 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. This section also discusses our processes for determining executive compensation; the role of our compensation committee and executive officers in setting executive compensation; compensation decisions for our named executive officers in fiscal 2013; the role of our compensation consultant; and the peer group used in evaluating executive officer compensation.
Compensation Committee Processes and Role in Determining Executive Compensation
The compensation committee of our Board of Directors is tasked with, among other things, setting compensation for our executive officers, including the named executive officers identified below, evaluating and recommending compensation plans and programs to our Board of Directors and awards under those plans, and administering our incentive and equity-based compensation plans. Various members of management and other employees as well as outside advisors or consultants are invited from time to time by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in meetings. Members of our executive management team advise and inform the compensation committee regarding potential company-wide and individual performance objectives with respect to incentive compensation plans, and provide evaluations of the achievements of employees under their respective supervision.
The compensation committee has the authority to delegate any of its responsibilities to one or more subcommittees as it deems appropriate. The compensation committee has delegated a non-executive stock option committee (which committee currently consists of Christophe Lavigne) authority, within specified parameters, to grant options to our non-executive employees and sales agents.
Role of Compensation Consultant
Our compensation committee retains the services of Radford, an Aon Hewitt Consulting Company, to support management and the compensation committee in reviewing and making decisions regarding the compensation of our directors and executive officers. In fiscal 2013, Radford advised the compensation committee with respect to our cash and equity compensation for executives and prepared comparisons of our compensation plans with those of companies in a peer group. Radford was engaged directly by the compensation committee, and the decision to retain Radford was not made or recommended by management.
We pay for the costs of Radford’s work, and management has the ability to direct their work under the supervision of the compensation committee. The Board and the compensation committee are and were aware that Radford was instructed by management, and did not believe that this created an impermissible conflict of interest or impaired their ability to provide guidance and appropriate company peer data regarding executive compensation.
The compensation committee has assessed the independence of Radford and concluded that no conflicts of interest exist that would prevent Radford from providing independent and objective advice to the compensation committee.
Summary Compensation Table
The following table shows the compensation awarded or paid to, or earned by, our Chief Executive Officer and our two other most highly compensated executive officers for the fiscal years ended December 31, 2013 and 2012. We refer to these three executive officers in this proxy statement as our named executive officers.

Name and Principal Position	Date	Salary ($)		Bonus ($)		Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compenstion ($)(3)	Total ($)
Christophe Lavigne,	2013	450,000		—		603,134	172,305	27,522	1,252,961
President and Chief Executive Officer	2012	440,000		—		104,274	137,394	129,774	811,442
Robert McNamara,	2013	300,000		75,000		1,857,863	—	6,008	2,238,871
Executive Vice President and Chief Financial Officer	2012	206,923		71,250		119,970	—	53,458	451,601
Patrick Richard, Executive Vice President of European Sales, Médical	2013	243,024	(4)	26,560	(4)	452,347	—	19,771	741,702
 _____________________

(1)
We calculate the values of option awards based on the aggregate grant date fair market value of stock options, computed in accordance with FASB ASC Topic 718. Assumptions used in calculating the fair market value of stock options are described in Note 11 to the consolidated financial statements of LDR Holding Corporation and subsidiaries, included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

(2)
These amounts represent payments approved by our compensation committee and our Board of Directors and paid to the named executive officers under our 2012 Executive Bonus Plan and 2013 Executive Bonus Plan, each as described below.

(3)
Includes (a) for Mr. Lavigne and Mr. McNamara, payments related to mobile phone usage and an executive wellness examination, (b) in the case of Mr. Lavigne, (i) the cost to us for leasing Mr. Lavigne an automobile, which was $19,855 for 2013 and $21,120 for 2012, (ii) a payment of $46,619 approved by our compensation committee, representing a reimbursement for the exercise price of 25,114 stock options in 2012, (iii) a payment of $16,375 approved by our compensation committee, representing a gross-up for the estimated alternative minimum tax incurred by Mr. Lavigne in connection with the exercise of 25,114 stock options in 2012, and (iv) a payment of $36,131 approved by our compensation committee, representing amounts associated with the withholding taxes associated with the payments made in 2012 described above, (c) in the case of Mr. McNamara, relocation expenses and temporary living and travel expenses incurred by him from May 1, 2012 until his relocation to Austin, Texas (Mr. McNamara was hired in April 2012 and his amounts reflect payments received in 2012 following his start date), and (d) in the case of Mr. Richard, a car allowance totaling $6,907, and unemployment insurance premiums totaling $12,864, paid on Mr. Richard’s behalf.

(4)
Mr. Richard’s base salary and bonus is calculated based on Euros. The amount reported in the table represents the U.S. dollar equivalent based on the exchange rate of 1.328, calculated by averaging the monthly average exchange rate for each month in calendar year 2013.

Cash Awards under the 2012 Executive Compensation Plan
Mr. Lavigne participated in, and was eligible for cash awards under our 2012 Executive Compensation Plan, or our 2012 ECP. The 2012 ECP was a performance-based compensation program adopted in December 2011 by our Board of Directors upon the recommendation of our compensation committee. Payment of cash awards under the 2012 ECP was based on the achievement of certain pre-determined performance or financial objectives designated by the compensation committee of our Board of Directors.
The 2012 ECP was developed by our compensation committee, which, prior to our initial public offering, was composed of Matthew Crawford, Kevin Lalande, Christophe Lavigne, Pierre Remy and Robert Shepler. Each member of the compensation committee had substantial experience with healthcare companies, and some served as directors of similarly situated companies, which provided them with invaluable insight into current market trends with respect to executive compensation in our industry. The compensation committee determined the appropriate compensation for each of our executive officers based on such collective industry knowledge. The compensation committee did not utilize third-party industry compensation reports for determining compensation for our executive officers under the 2012 ECP.
Mr. Lavigne’s payments under our 2012 ECP were based on our satisfaction of three different performance criteria: (1) sales growth, (2) operating results and (3) our ratio of receivables and inventory to sales. Mr. Lavigne’s target sales growth bonus under the 2012 ECP was $85,800, based on the following formula:

2012 Target Sales	$95,900,000
2011 Base Sales	78,000,000
Target Sales Growth	17,900,000
Bonus Multiplier	0.4793%
Target Sales Growth Bonus	$85,800	*
_____________________
*Rounded to the nearest hundred.

The bonus multiplier was determined by dividing the Target Sales Growth Bonus by the Target Sales Growth ($85,800/$17,900,000=0.004793). In 2012, our adjusted 2012 sales were $93,363,568. Accordingly, the sales growth portion of Mr. Lavigne’s 2012 ECP payment was calculated as follows:

2012 Adjusted Sales	$93,363,568
2011 Base Sales	78,000,000
Actual Sales Growth	15,363,658
Bonus Multiplier	0.4793%
Actual Sales Growth Bonus	$73,638
For 2012, Mr. Lavigne earned $73,638 as his sales growth bonus.
Mr. Lavigne’s target operating results bonus was $46,200, based on the following formula:

2012 Target Operating Results	$2,111,000
Bonus Multiplier	2.1885%
Target Operating Results Bonus	$46,200	*
_____________________
*Rounded to the nearest hundred.

The bonus multiplier was determined by dividing the Target Operating Results Bonus by the 2012 Target Operating Results ($46,200/$2,111,000=0.021885). In 2012, our adjusted 2012 operating results were $2,112,976. As a result, the operating results portion of Mr. Lavigne’s 2012 ECP payment was calculated as follows:

2012 Adjusted Operating Results	$2,112,976
Bonus Multiplier	2.1885%
Adjusted Operating Results Actual Bonus	$46,242
For 2012, Mr. Lavigne earned $46,242 as his operating results bonus.
 The ratio of receivables and inventory to sales portion of Mr. Lavigne’s payment under our 2012 ECP is equal to $5,000 for each percent by which the average ratio of our receivables plus inventory over the latest twelve months of sales, or the RIS ratio, calculated as of June 30, 2012 and as of December 31, 2012, decreased below Mr. Lavigne’s 2012 target RIS ration of 40.64% (rounded). In 2012, the RIS ratio decreased to 37.14% (rounded). Mr. Lavigne’s RIS ratio bonus was calculated as follows: $5,000 x (0.4064-0.3714) x 100. Accordingly, Mr. Lavigne earned $17,514 as part of his RIS ratio bonus.
Cash Award under Robert McNamara’s 2012 Offer Letter
Pursuant to the Offer Letter dated April 2, 2012 to Robert McNamara, Mr. McNamara was eligible to receive an annual bonus of up to twenty-five percent (25%) of his annual base salary in the discretion of the compensation committee based upon the chief executive officer’s evaluation of Mr. McNamara’s performance in 2012. For 2012, Mr. McNamara’s annual base salary was $300,000. In February 2013, the compensation committee of the Board of Directors approved a bonus payment of approximately $71,250 to Mr. McNamara.

The target amounts to be paid to each of Messrs. Lavigne and McNamara pursuant to the 2012 ECP and Mr. McNamara’s Offer Letter, as applicable, and the actual amounts paid to such persons in respect of 2012 performance are set forth in the table below.

Named Executive Officer	Target Cash Incentive ($)	Actual Amount Paid ($)
Christophe Lavigne	132,000	137,394
Robert McNamara	75,000	71,250
Cash Awards under the 2013 Executive Compensation Plan
Other than Patrick Richard, each of our named executive officers participated in, and was eligible for cash awards under our 2013 Executive Compensation Plan, or our 2013 ECP. The 2013 ECP was a performance-based compensation program adopted in February 2013 by our compensation committee. Payment of cash awards under the 2013 ECP was based on the achievement of certain pre-determined performance or financial objectives designated by the compensation committee of our Board of Directors, in the case of Mr. Lavigne, or Mr. Lavigne in the case of our other named executive officers.
The 2013 ECP was developed by our compensation committee, which, prior to our initial public offering, was composed of Matthew Crawford, Kevin Lalande, Christophe Lavigne, Pierre Remy and Robert Shepler. Each member of the compensation committee had substantial experience with healthcare companies, and some served as directors of similarly situated companies, which provided them with invaluable insight into current market trends with respect to executive compensation in our industry. The compensation committee determined the appropriate compensation for each of our executive officers based on such collective industry knowledge. The compensation committee did not utilize third-party industry compensation reports for determining compensation for our executive officers under the 2013 ECP.
Mr. Lavigne’s payments under our 2013 ECP were based on our satisfaction of three different performance criteria: (1) sales growth, (2) operating results and (3) our ratio of receivables and inventory to sales. Mr. Lavigne’s target sales growth bonus under the 2013 ECP was $97,500, based on the following formula:

2013 Target Sales	$112,097,000
2012 Adjusted Base Sales	90,958,000
Target Sales Growth	21,139,000
Bonus Multiplier	0.004612
Target Sales Growth Bonus	$97,500	*
_____________________
*Rounded to the nearest hundred.

The bonus multiplier was determined by dividing the Target Sales Growth Bonus by the Target Sales Growth ($97,500/$21,139,000=0.004612). In 2013, our adjusted 2013 sales were $113,048,000. Accordingly, the sales growth portion of Mr. Lavigne’s 2013 ECP payment was calculated as follows:

2013 Adjusted Sales	$113,048,000
2012 Base Sales	90,917,000
Actual Sales Growth	22,131,000
Bonus Multiplier	0.004612
Actual Sales Growth Bonus	$102,068
For 2013, Mr. Lavigne earned $102,068 as his sales growth bonus.

Mr. Lavigne’s target operating results bonus was $52,500, based on the following formula:

2013 Target Operating Results		4,073,000
Bonus Multiplier	x	0.012889762
Target Operating Results Bonus		52,500	*
_____________________
*Rounded to the nearest hundred.

*Rounded to the nearest hundred.
The bonus multiplier was determined by dividing the Target Operating Results Bonus by the 2013 Target Operating Results ($52,500/$4,357,094=0.0120493). In 2013, our adjusted 2013 operating results were $4,393,000. As a result, the operating results portion of Mr. Lavigne’s 2013 ECP payment was calculated as follows:

2013 Adjusted Operating Results		4,393,000
Bonus Multiplier	x	0.012889762
Adjusted Operating Results Actual Bonus		56,625
For 2013, Mr. Lavigne earned $56,625 as his operating results bonus.
The ratio of receivables and inventory to sales portion of Mr. Lavigne’s payment under our 2013 ECP is equal to $5,000 for each percent by which the average ratio of our receivables plus inventory over the latest twelve months of sales, or the RIS ratio, calculated as of June 30, 2013 and as of December 31, 2013, decreased below Mr. Lavigne’s 2013 target RIS ration of 38.3% (rounded). In 2013, the RIS ratio decreased to 35.58% (rounded). Mr. Lavigne’s RIS ratio bonus was calculated as follows: $5,000 x (0.383-0.3558) x 100. Accordingly, Mr. Lavigne earned $13,613 as part of his RIS ratio bonus.
Under the 2013 ECP, Mr. McNamara’s target bonus was $75,000, payable in the discretion of the compensation committee based upon the chief executive officer’s evaluation of Mr. McNamara’s performance in 2013. Mr. McNamara received a bonus of $75,000 in 2013.
Bonus Payment to Patrick Richard
Mr. Richard’s 2013 bonus payment was paid at the discretion of the chief executive officer, based upon his evaluation of Mr. Richard’s performance during 2013. Mr. Richard received a bonus payment of €20,000, which is equal to approximately $26,560, based on an assumed exchange rate of 1.328 U.S. Dollars per Euro.
Option Grants to Our Named Executive Officers in Fiscal 2013
In September 2013, our Board of Directors approved, conditioned on and effective immediately prior to the effectiveness of our registration statement related to our initial public offering, option grants to a number of our executive officers and directors, including certain of our named executive officers. The options have an exercise price equal to $15.00 per share, equal to the per share fair market value of our common stock on the date of our initial public offering price per share of our common stock. The options granted in October 2013 vest in 48 equal monthly installments from the applicable vesting commencement date, subject to the recipient’s continued service with us on each vesting date, and subject to certain accelerated vesting provisions described below under “Potential Payments Upon Termination or Change in Control.” The options granted in October 2013 expire ten years from the date of grant in October 2023.

The applicable vesting commencement date, exercise price and the number of shares underlying the options received by each named executive officer is set forth below.

Named Executive Officer	Exercise Price		Number of Options	Vesting Commencement Date
Christophe Lavigne	15.00	(1)	82,962	9/11/2013
Robert McNamara	15.00	(1)	85,185	9/11/2013
Patrick Richard	15.00	(1)	62,221	9/11/2013
 _____________________
(1)    Equal to our initial public offering price per share of our common stock.
These grants were made under our 2013 Equity Incentive Plan, which is described below under “Stock Plans-2013 Equity Incentive Plan.”
Outstanding Equity Awards at Fiscal Year-End
The following table below sets forth information regarding the outstanding equity awards held by our named executive officers at December 31, 2013. Please refer to “Potential Payments Upon Termination or a Change in Control” for a description of certain vesting acceleration provisions applicable to certain of these option grants.

Name	Date of Grant	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities \Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#) Unearned	Option Exercise Price ($)	Option Expiration Date
Christophe Lavigne(1)	4/1/2009	4/1/2009	11,111	(3)	—		—	1.9305	4/1/2014
	11/19/2010	1/1/2011	20,056	(4)	—		—	3.4155	11/19/2015
	7/10/2012	7/10/2012	35,053	(4)	—		—	6.5340	7/10/2022
	10/8/2013	9/11/2013	5,185	(5)	77,777	(5)	—	15.0000	10/08/2023
Robert McNamara(1)	5/21/2012	4/23/2012	66,666	(6)	—		—	4.1900	5/21/2022
	10/8/2013	9/11/2013	4,166	(7)	62,500	(7)	—	15.0000	10/08/2023
	10/8/2013	9/11/2013	1,157	(8)	17,361	(8)	—	15.0000	10/08/2023
Patrick Richard(2)	12/07/2007	12/7/2007	84,374	(9)	—		—	2.0700	12/31/2020
	4/1/2009	7/17/2009	11,109	(10)	—		—	1.7600	6/30/2022
	11/19/2010	1/1/2011	14,189	(11)	—		—	3.1100	6/30/2022
	7/10/2012	7/10/2012	32,862	(12)	—		—	5.9400	6/30/2022
	10/08/2013	10/9/2013	3,888	(13)	58,333	(13)	—	15.0000	6/30/2023
 _____________________

(1)
All options granted to Messrs. Lavigne and McNamara were granted under the 2007 Stock Option/Stock Issuance Plan. The options described in the this table may be exercised prior to vesting with the stock acquired on exercise being subject to repurchase rights of the company at the lesser of fair market value or the exercise price, with the repurchase rights lapsing when the underlying options would have vested. All options listed in this table held by Mr. Lavigne and McNamara are entitled to acceleration of vesting if the named executive officer is involuntarily terminated upon or following a change in control of us. Certain of these options are also subject to limited acceleration upon the named executive officer’s change in control of us. Certain of these options are also subject to limited acceleration upon the named executive officer’s termination without cause or resignation for good reason. Please see “Potential Payments upon Termination or a Change in Control” for more information.

(2)
Mr. Richard has been granted warrants to purchase Class A Stock of Médical. Upon exercise of the such warrants, each share of Médical received by Mr. Richard will be automatically exchanged for 5.80087 shares of our common stock, pursuant to the terms of the Second Amended and Restated Put-Call Agreement, dated August 6, 2013, by and among us and certain other parties listed therein. The exercise price per share of Class A Stock of Médical issuable upon exercise of the warrants is payable in Euros, calculated by using the U.S. Dollar to Euro currency exchange rate in effect on the date of grant.

(3)	All of the options are vested on the vesting commencement date.

(4)
One fourth of the total number of shares vested on the first anniversary of the vesting commencement date, and an additional 1/48th of the total number of shares vest each month thereafter, subject to continuous service.

(5)
Represents options granted in connection with the consummation of our initial public offering. Subject to continuous service, the shares shall vest in equal monthly installments over the 48 months following the vesting commencement date.

(6)
Represents options granted in connection with the commencement of the respective named executive officer’s employment with us. One fourth of the total number of shares vested on the first anniversary of the vesting commencement date, and an additional 1/48th of the total number of shares vest each month thereafter, subject to continuous service.

(7)
Represents options granted pursuant to the terms of the respective named executive officer’s employment offer letter, which provided for such grant in connection with the consummation of our initial public offering. Subject to continuous service, the shares shall vest in equal monthly installments over the 48 months following the vesting commencement date upon completion of each additional month of service.

(8)
Represents options granted in connection with the consummation of our initial public offering. Subject to continuous service, the shares shall vest in equal monthly installments over the 48 months following the vesting commencement date.

(9)	All of the shares of our common stock exchangeable for the Class A Stock of Médical issuable upon exercise of the warrants to purchase such Class A Stock are vested on the vesting commencement date.

(10)	All of the shares of our common stock exchangeable for the Class A Stock of Médical issuable upon exercise of the warrants to purchase such Class A Stock are vested on the vesting commencement date.

(11)
The shares of our common stock exchangeable for the Class A Stock of Médical issuable upon exercise of the warrants to purchase such Class A Stock were subject to performance-based vesting, with performance requirements determined by the Chief Executive Officer.

(12)
One fourth of the total number of our common stock exchangeable for the Class A Stock of Médical issuable upon exercise of the warrants to purchase such Class A Stock vested on the first anniversary of the vesting commencement date, and an additional 1/48th of the total number of shares vest each month thereafter, subject to continuous service.

(13)
Represents the number of shares of our common stock exchangeable for the Class A Stock of Médical issuable upon exercise of warrants to purchase such Class A Stock granted in connection with the consummation of our initial public offering. Subject to continuous service, the shares of our common stock exchangeable for the Class A Stock of Médical issuable upon exercise of warrants to purchase such Class A Stock shall vest in equal monthly installments over the 48 months following the vesting commencement date.

Option Exercises in 2013
On February 5, 2013, Mr. Lavigne exercised options to acquire 22,222 shares of our common stock. Neither Mr. McNamara or Mr. Richard exercised any option awards or warrants to purchase Class A Stock of Médical in the 2013 fiscal year.
Pension Benefits
We do not provide any pension benefits to our named executive officers, except as described below under “Retirement Plans.”
Other Compensatory Benefits
We provide the following benefits to our named executive officers, generally on the same basis provided to all of our employees, except that Messrs. Lavigne and McNamara also are entitled to reimbursement for annual wellness examinations and have certain rights to reimbursement of health insurance costs following separation from service as described in “Potential Payments upon Termination or a Change in Control,” Mr. Lavigne receives a corporate car, and Mr. Richard receives a car allowance:

•	medical, dental and vision insurance;

•	401(k) plan (see “Retirement Plans” below for a description of our 401(k) plan);

•	employee assistance program;

•	short- and long-term disability, life insurance, accidental death and dismemberment insurance;

•	health and dependent care flexible spending accounts;

•	2013 Equity Incentive Plan (see “Stock Plans-2013 Equity Incentive Plan below for a description of the 2013 Equity Incentive Plan); and

•	2013 Employee Stock Purchase Plan (see “Stock Plans-2013 Employee Stock Purchase Plan below for a description of the 2013 Employee Stock Purchase Plan).

Retirement Plans
We maintain a 401(k) retirement plan which is intended to be a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. All of our U.S. employees are eligible to participate on the first day of the month following the completion of certain eligibility requirements, which include three months of service. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation up to the statutorily prescribed limit, which was equal to $17,500 in 2013 and is equal to $17,500 in 2014 (catch up contributions for employees over 50 allow for an additional $5,500 each year), and have the amount of their compensation reduction contributed to the 401(k) plan.
Employment Agreements with our Named Executive Officers
We are party to certain employment agreements or offer letters with our President and Chief Executive Officer, Christophe Lavigne, our Executive Vice President, Chief Financial Officer, Robert McNamara and our Executive Vice President-LDR Médical, Patrick Richard. Each named executive officer, like substantially all of our employees, has executed an employee proprietary information agreement as a condition to his employment, which includes non-solicit, non- compete and confidentiality provisions.
The following chart shows the annual base salaries for our named executive officers as of December 31, 2013 and option grants issued during 2013 pursuant to employment offer letters as applicable.

Named Executive Officer	Base Salary as of December 31, 2013 ($)		Offer Letter Option Grant (# of shares)(1)		Option Exercise Price per Share ($)	Vesting Commencement Date
Christophe Lavigne	450,000	(2)	—		—	—
Robert McNamara	300,000		66,666	(3)	15.00	9/11/2013
Patrick Richard	243,024		—		—	—
 _____________________

(1)
See the “Outstanding Equity Awards at Fiscal Year-End” table and the accompanying footnotes above for more information regarding the initial option grants to each named executive officer, including information regarding the exercise price and vesting provisions thereof.

(2)	Mr. Lavigne’s base salary increased to $500,000 for 2014.

(3)	Granted in connection with our initial public offering pursuant to the terms of the Offer Letter, dated April 2, 2012 with Mr. McNamara.

Employment Agreements with our Chief Executive Officer and Chief Financial Officer
These agreements were each entered into on June 10, 2013. Each agreement provides for “at will” employment of the respective named executive officer, which means that the employment relationship can be ended by the named executive officer or by us at any time, subject to the executive’s potential right to certain severance benefits as described below under “Potential Payments upon Termination or a Change in Control.” Each agreement provides for an annual salary, subject to increase pursuant to our policies in effect from time to time.
Mr. Lavigne’s employment agreement additionally provides for an automobile benefit, similar to what he has received in the past, pursuant to which we pay for the lease of Mr. Lavigne’s automobile, and we will pay all reasonable costs of maintaining Mr. Lavigne’s immigration status in the United States to allow him to continue working in the United States. Each of Messrs. Lavigne and McNamara is also entitled to certain benefits upon termination of employment under certain circumstances, including in connection with a change in control of us. These benefits are described below in “Potential Payments upon Termination or a Change in Control.”
The foregoing description of the employment agreements of Mr. Lavigne and Mr. McNamara is a summary only and is qualified in its entirety by reference to the employment agreements of such named executive officers, all of which have been filed with the SEC as exhibits to most recent our Annual Report on Form 10-K.
Potential Payments upon Termination or a Change in Control
General Severance Benefits

The employment agreements of Messrs. Lavigne and McNamara, which are described above under “Employment Agreements with Named Executive Officers,” include certain severance benefits payable to Messrs. Lavigne and McNamara in the event that such named executive officer is involuntarily terminated by us without cause or he resigns his position with us for good reason (“cause” and “good reason” as defined under these employment agreements are described below). In that situation, each such named executive officer would be entitled to the following severance benefits: (i) the payment of a lump-sum severance payment in an amount equal to the sum of (x) such named executive officer’s annual base salary as in effect through the date of his termination for the severance term (“severance term” as defined under these employment agreements as described below), as applicable, plus (y) any unpaid bonus through the date of such named executive officer’s termination (any such bonus is presumed to have been earned, and any bonus that is paid on a quarterly basis or annual basis will be paid on a pro rata basis for the number of days through the date of such named executive officer’s termination for the applicable period); and (ii) provided that the named executive officer properly elects COBRA continuation coverage, the payment of COBRA premiums for health care coverage for such named executive officer, his spouse and his covered dependents for the severance term, as applicable. In addition, each of the employment agreements provides that such named executive officer’s outstanding equity awards will become vested and exercisable immediately prior to the effective time of the termination of his employment with respect to that number of additional shares that would have become vested during the severance term, as applicable, immediately following the date of such named executive officer’s termination, as if he has remained employed with us through such period. However, in the case of Mr. McNamara, the 66,666 options to purchase shares of our common stock granted to him on May 21, 2012 as part of his initial option grant will become fully vested and exercisable as of his termination date. Furthermore, Mr. Lavigne’s employment agreement provides that he would be entitled to the reimbursement of all of his reasonable, documented costs associated with the relocation of his family to France, so long as such relocation occurs within 12 months following his termination date.
Messrs. Lavigne and McNamara are entitled to accelerated vesting of their stock options and other equity awards granted under our 2007 Stock Option/Stock Issuance Plan and 2013 Equity Incentive Plan in the event they are terminated in connection with a change in control of us, as described below under “Stock Plans-2007 Stock Option/Stock Issuance Plan” and “Stock Plans-2013 Equity Incentive Plan.”
Additional Benefits upon Termination in Connection with a Change in Control
In addition to the severance benefits described above under “General Severance Benefits,” the employment agreements with Messrs. Lavigne and McNamara, which are described above under “Employment Agreements with Named Executive Officers,” include certain benefits payable to Messrs. Lavigne and McNamara in the event of a termination in connection with a change in control (“change in control” as defined under these employment agreements as described below). In the event a change in control occurs during the term of any such named executive officer’s employment with us and (a) such named executive officer is not offered continued employment by the acquiring company and in connection therewith, such named executive officer is terminated without cause or he terminates his employment for good reason, or (b) such named executive officer is offered continuing employment, but he is terminated without cause or he terminates his employment for good reason, in either event, within 12 months of the change in control event, then, in addition to any other accrued amounts payable to such named executive officer through the date of termination of his employment, the named executive officer will be entitled to the following benefits: (i) the payment of a lump-sum payment in an amount equal to the sum of (x) such named executive officer’s annual base salary as in effect through the date of his termination for the severance term, as applicable, plus (y) any unpaid bonus through the date of such named executive officer’s termination (any such bonus is presumed to have been earned, and any bonus that is paid on a quarterly basis or annual basis will be paid on a pro rata basis for the number of days through the date of such named executive officers termination for the applicable period); plus (z) in the case of Mr. Lavigne, 200% of Mr. Lavigne’s target annual bonus for the fiscal year in which the termination occurs, or in the case of Mr. McNamara, 100% of such named executive officer’s target annual bonus for the fiscal year in which the termination occurs (provided, in the case of Mr. McNamara, that we have completed a firm commitment underwritten public offering, pursuant to an effective registration statement under the Securities Act, covering the offer and sale of our common stock in the aggregate amount of at least $20 million); and (ii) provided that such named executive officer properly elects COBRA continuation coverage, the payment of COBRA premiums for health care coverage for such named executive officer, his spouse and his covered dependents for the severance term, as applicable. In addition, each of the outstanding equity awards held by Mr. Lavigne will become fully vested and exercisable immediately prior to the effective time of the termination of such named executive officer in connection with a change in control, and each of the equity awards held by Mr. McNamara, whether he is offered continued employment with the acquiring company or not, will become fully vested and exercisable immediately prior to the effective time of the change in control. Except as set forth in the employment agreement, Messrs. Lavigne and McNamara are not entitled to any payments, COBRA benefits or additional equity vesting in the event that such named executive officer is offered continued employment by the acquiring company following the change in control event with the acquiring company assuming the employment agreement, or entering into an agreement substantially similar to the employment agreement, provided that Mr. McNamara will be entitled to the additional vesting upon a change in control as described in the preceding sentence.

Benefits upon Disability or Death
In addition to the severance benefits described above under “General Severance Benefits” and the additional benefits described above under “Additional Benefits upon Termination in Connection with a Change in Control,” the employment agreements with Messrs. Lavigne and McNamara, which are described above under “Employment Agreements with Named Executive Officers,” include certain benefits payable to the named executive officer in the event of death or disability (“disability” as defined under these employment agreements as described below). In the event of a termination of a named executive officer due to death or disability, each of such named executive officer’s outstanding equity awards will become fully vested and exercisable immediately prior to the date of such named executive officer’s disability or death. In addition, we will pay the COBRA premium for health coverage for each of the named executive officers (in the event of their disability), their spouse and covered dependents, to the extent eligible. With respect to Messrs. Lavigne and McNamara, the payment of such COBRA benefits in the event of death or disability will be for the applicable severance term, immediately following the date of their termination. In no event will any named executive officer or such named executive officer’s estate or beneficiaries be entitled to any severance payments described above under “General Severance Benefits.”
The benefits described above under “General Severance Benefits,” “Additional Benefits upon Termination in Connection with a Change in Control” and “Benefits upon Disability of Death” are conditioned on Mr. Lavigne and Mr. McNamara, as applicable, signing and returning to us a non-revocable general release of claims providing for a release of all claims relating to his employment or the his employment agreement against us or our successor, our subsidiaries and our parent, as applicable, and their respective directors, officers and stockholders, in a form satisfactory to us, provided that such release becomes effective and irrevocable no later than 60 days following such named executive officer’s termination of employment date or such earlier date required by the release. In no event is the named executive officer entitled to any of the benefits described above under “General Severance Benefits,” “Additional Benefits upon Termination in Connection with a Change in Control” and “Benefits upon Disability of Death” in the event of a termination of the named executive officer’s employment by us with cause or by the named executive officer without good reason.
In addition, our 2007 Stock Option/Stock Issuance Plan provides for full acceleration of the vesting of any unvested stock options or stock purchase rights, including those held by our named executive officers, in the event that they are not otherwise assumed or substituted with new equivalent options or shares in a merger or change in control of us. See “Stock Plans-2007 Stock Option/Stock Issuance Plan” for more information.
Definitions of “Cause,” “Good Reason,” “Change in Control,” “Disability,” and “Severance Term”
The employment agreements of Messrs. Lavigne and McNamara define “cause” and “good reason” in substantially the same manner.
“Cause” is generally defined as:

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the named executive officer’s willful, knowing or grossly negligent failure or refusal to perform his duties or to follow the reasonable directions of our Chief Executive Officer (or in the case of Mr. Lavigne, our Board of Directors), which has continued for 30 days following written notice of such failure from our Chief Executive Officer (or in the case of Mr. Lavigne, our Board of Directors);

•	the named executive officer’s breach of any fiduciary duty owed to us;

•	material and willful misfeasance or malfeasance by the named executive officer in connection with the performance of his duties under his employment agreement;

•	the named executive officers’ commission of an act which is a fraud or embezzlement or a crime involving moral turpitude;

•	the conviction of the named executive officer for, or a plea of guilty or nolo contendre by the named executive officer to, a criminal act which is a felony;

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a material breach or default by the named executive officer of any provision of his employment agreement which has continued for 30 days following notice of such breach or default from the Chief Executive Officer (or in the case of Mr. Lavigne, our Board of Directors); or

•	the named executive officer’s abuse of drugs or alcohol to our detriment.

“Good reason” is generally defined as the occurrence of any one or more of the following events without the named executive officer’s prior written consent, unless we fully correct the circumstances constituting “good reason” within 30 days after notice from the named executive officer that “good reason” exists:

•	a material reduction of the named executive officer’s duties and responsibilities under his employment agreement;

•	a relocation of the named executive officer’s workplace more than 50 miles outside the workplace the named executive officer has been assigned to work over the prior six month period;

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our reduction of the named executive officer’s annual base salary, other than in the event of a reduction in compensation of all our executive officers, generally, so long as the named executive officer’s reduction is no more than the average reduction;

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if in connection with a change in control the acquiring company does not expressly assume the named executive officer’s employment agreement or offer to enter into an agreement with the named executive officer on terms substantially similar to the named executive officer’s employment agreement in all material respects; or

•	our breach of the named executive officer’s employment agreement.
In order for the named executive officer’s resignation with good reason to be effective, the named executive officer must deliver to us written notice of his resignation for good reason within 30 days after the date the named executive officer first knows or should reasonably know of the occurrence constituting good reason.
“Change in control” is generally defined as a change in ownership or control of us effected through any of the following transactions:

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a transaction or series of transactions (other than an offering of our common stock to the general public through a registration statement filed with the SEC) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than us, any of our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition;

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during any period of two consecutive years, individuals who, at the beginning of such period, constitute our Board of Directors, together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with us to effect a transaction described in clause (a) above or clause (c) below) whose election by our Board of Directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority our Board of Directors;

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the consummation by us (whether directly involving us or indirectly involving us through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

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which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the person that, as a result of the transaction, controls, directly or indirectly, us or owns, directly or indirectly, all or substantially all of the our assets or otherwise succeeds to the our business, or a successor entity), directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

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after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group shall be treated for purposes of this clause (c)(ii) as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in the us prior to the consummation of the transaction; or

•	our stockholders approve our liquidation or dissolution.

“Disability” is generally defined as any illness or any physical or mental impairment which substantially limits a major life activity and that, with or without reasonable accommodation by us:

•	renders it impossible or impracticable for the named executive officer to perform his duties and responsibilities hereunder for a continuous period of at least three months, or

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prevents the named executive officer from performing his essential duties and responsibilities hereunder for more than six months during any 12-month period as determined by mutual agreement of a physician selected by us or our insurers and a physician selected by the named executive officer; provided, however, that if the opinion of the our physician and the named executive officer’s physician conflict, our physician and the named executive officer’s physician shall together agree upon a third physician, whose opinion shall be binding.

“Severance term” is generally defined as (i) with respect to Mr. Lavigne, 24 months; and (ii) with respect to Mr. McNamara, (a) six months, in the event we have not completed a firm commitment underwritten public offering, pursuant to an effective registration statement under the Securities Act, covering the offer and sale of our common stock in the aggregate amount of at least $20 million, or (b) 12 months, in the event we have not completed such public offering.
However, if the payments and benefits due to Mr. Lavigne and Mr. McNamara under their respective employment agreements or otherwise would be subject to Section 280G of the Internal Revenue Code of 1986, or the Code, the payments and benefits will be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if such reduction places Mr. Lavigne or Mr. McNamara, as applicable, in a better after-tax position than if such reduction were not made.
Employment Agreement with our Executive Vice President-LDR Médical
Patrick Richard, our Executive Vice President-LDR Médical, and Médical are parties to an employment agreement (which has been suspended while Mr. Richard serves as a director of Médical), which was entered into on January 1, 2001. The employment agreement provides for an annual salary, subject to increase pursuant to our policies in effect from time to time. Mr. Richard’s compensation is subject to deductions for social security, including his social security contribution, additional retirement and social welfare contributions, medical insurance and unemployment insurance, as provided by French law. Médical provides Mr. Richard a car allowance as reimbursement for the various tangible and intangible expenses incurred by Mr. Richard in connection with the use of his private vehicle for business matters. Mr. Richard’s employment agreement provides for non-compete obligations on the part of Mr. Richard, for a maximum period of two years following the termination of Mr. Richard’s employment. In consideration for the non-compete obligation, if Mr. Richard voluntarily terminates his employment with Médical, he will receive a payment equal to 50% of his annual fixed salary, bonus and the value of his other perquisites (for example, his car allowance) then in effect, provided, however, if Mr. Richard is involuntarily terminated, he will receive a payment equal to 60% of his annual fixed salary, bonus and the value of his other perquisites then in effect. Notwithstanding the foregoing, Médical is entitled to waive the non-compete obligation upon notice to Mr. Richard, which will terminate Médical’s obligation to pay the non-compete payments described above. Furthermore, any failure by Mr. Richard to observe the non-compete obligation will also release Médical from its obligation to pay the non-compete payments. In addition the payments described above, upon the termination of his employment, Mr. Richard would be the beneficiary of certain unemployment insurance payments, which would be paid by a third party private insurance provider. Médical has historically paid the premiums associated with such unemployment insurance on behalf of Mr. Richard, who is not entitled to public unemployment insurance payments because he serves as a director of Médical. Mr. Richard participates in permanent and private medical insurance arrangements in France and is entitled to a death in-service benefit. In the event of Mr. Richard’s death or disability, Mr. Richard and/or his family would receive the same benefits as other employees of Médical.
Stock Plans
2007 Stock Option/Stock Issuance Plan
Our 2007 Stock Option/Stock Issuance Plan was initially adopted by our Board of Directors in September 2007, and subsequently approved by our stockholders, and was amended in February 2009, July 2009, December 2010 and April 2012. After the completion of our initial public offering, no further equity awards have been or will be issued under the 2007 Stock Option/Stock Issuance Plan.
Our 2007 Stock Option/Stock Issuance Plan provides for the grant of nonstatutory stock options, incentive stock options and stock purchase rights to our employees, directors and consultants. As of December 31, 2013, options to purchase 1,200,293 shares of common stock were outstanding, including (i) 19,531 shares of common stock issuable outside the plan, and (ii) 509,062 shares of common stock issuable upon the exchange of Class A Stock of Médical issuable upon exercise of warrants to purchase such Class A Stock, which such shares have been reserved against the available number of shares under the plan. Awards that expire, become unexercisable or are forfeited become available for future grant under the 2013 Equity Incentive Plan.
The standard form of option agreement under the 2007 Stock Option/Stock Issuance Plan provides that options will vest 25% on the first anniversary of the vesting start date with the remainder vesting ratably over the next 36 months, subject to continued service through each applicable vesting date. Under our 2007 Stock Option/Stock Issuance Plan, our Board of Directors, or a committee designated by our Board of Directors, has the authority to grant options with early exercise rights, subject to our repurchase right that lapses as the shares vest on the original vesting schedule, and to provide for accelerated vesting. The term of an option issued pursuant to the plan may not exceed ten years and the exercise price of an option may not be less than the fair market value on the grant date.
Shares of common stock issued pursuant to the early exercise of an option granted under the 2007 Stock Option/Stock Issuance Plan continue to vest in accordance with the vesting schedule that applied to such option. The standard form of stock purchase agreement for the purchase of shares of common stock pursuant to options granted under the 2007 Stock Option/Stock Issuance Plan also restricts the transfer of shares of our common stock issued pursuant to an award for the period specified by the representative of the underwriters not to exceed 180 days following the effective date of the registration statement related to our initial public offering.
The term of an incentive stock option issued pursuant to the plan may not exceed ten years and the exercise price of an incentive stock option may not be less than the fair market value on the grant date, except that with respect to any optionee who owned 10% of the voting power of all classes of our outstanding stock or 10% of the voting power of all classes of the outstanding stock of any of our subsidiaries as of the grant date, the term may not exceed five years and the exercise price of the incentive stock option must equal at least 110% of the fair market value on the grant date.
After the termination of service of an employee, director or consultant, he or she may exercise his or her options to the extent vested for the period of time stated in his or her option agreement. Generally, if termination is due to disability or death, the option will remain exercisable for one year. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.
Generally, our 2007 Stock Option/Stock Issuance Plan does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. However, non-incentive stock options may be assigned during the recipient’s lifetime to one or more of the recipients family members (or to a trust for the benefit of the recipient or the recipient’s family members) in connection with estate planning or pursuant to a domestic relations order.
Pursuant to our 2007 Stock Option/Stock Issuance Plan, outstanding option awards (or unvested stock) at the time of a change in control automatically vest so that each option becomes, immediately prior to the change in control, exercisable by the holder (or vested in the case of unvested stock). However, our 2007 Stock Option/Stock Issuance Plan provides that, in the event of a change in control, outstanding options (or unvested stock) do not vest on an accelerated basis if and to the extent that (i) the outstanding option (or unvested stock) is assumed by the successor corporation or otherwise continued in full force and effect (and any repurchase rights are assigned to the successor corporation), (ii) the outstanding option is replaced with a cash retention program which preserves the spread existing on the unvested option shares at the time of the change in control and provides for the subsequent payout of that spread in accordance with the same vesting schedule as the underlying unvested option or (iii) the acceleration of such option is subject to other limitations imposed by the administrator of the 2007 Stock Option/Stock Issuance Plan at the time of the grant.
Under our 2007 Stock Option/Stock Issuance Plan, “change in control” is defined as a change in ownership or control of us, effected through any of the following:

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a merger, consolidation or other reorganization approved by our stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned by the persons or beneficially owned our securities immediately prior to such transaction;

•	a stockholder-approved sale, transfer or other disposition of all or substantially all of our assets in liquidation or dissolution of us; or

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the acquisition, directly or indirectly, by any person or group, of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders.

The 2007 Stock Option/Stock Issuance Plan is administered by our Board of Directors. Our Board of Directors is permitted to delegate the administration of the 2007 Stock Option/Stock Issuance Plan to a committee. The administrator of the 2007 Stock Option/Stock Issuance Plan is empowered to adjust the terms of the options, including the exercise price, in the event of a dividend, recapitalization, stock split, merger, consolidation, repurchase, share exchange or other change in our corporate structure in order to prevent diminution or enlargement of the benefits intended to be granted to the optionees. Our Board of Directors also has the authority to amend or modify the 2007 Stock Option/Stock Issuance Plan, as long as the amendment of modification does not adversely affect the rights and obligations of any participant without the consent of that participant. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.
2013 Equity Incentive Plan
Our 2013 Equity Incentive Plan, or our 2013 Plan, was adopted by our Board of Directors in August 2013, and became effective on the date immediately preceding the consummation of our initial public offering . Our 2013 Plan serves as the successor equity incentive program to our 2007 Stock Option/Stock Issuance Plan, as amended. As of December 31, 2013, 853,557 shares of common stock were available for issuance pursuant to our 2013 Equity Incentive Plan.
The shares available for issuance under our 2013 Plan also includes (i) any shares of common stock issued pursuant to the 2007 Stock Option/Stock Issuance Plan that are forfeited or repurchased by us in accordance with the terms of the 2007 Stock Option/Stock Issuance Plan, (ii) any shares of common stock that are issuable upon exercise of awards granted pursuant to the 2007 Stock Option/Stock Issuance Plan that expire or become unexercisable for any reason without having been exercised, and (iii) any shares of common stock that are otherwise returned or restored in accordance with the terms of the 2007 Stock Option/Stock Issuance Plan.
In addition, this share reserve automatically increases on January 1, 2014 and each subsequent anniversary through January 1, 2023, by an amount equal to the smaller of (i) 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31; and (ii) an amount determined by the compensation committee of our Board of Directors. For January 1, 2014, 963,066 shares of common stock were added to our 2013 Equity Incentive Plan pursuant to this evergreen provision.
Appropriate adjustments will be made in the number of authorized shares and other numerical limits in our 2013 Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards granted under our 2013 Plan which expire, are repurchased, or are cancelled or forfeited will again become available for issuance under our 2013 Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise will be deducted from the shares available under our 2013 Plan.
Awards may be granted under our 2013 Plan to our employees, including officers, directors, or consultants, and our present or future affiliated entities. While we may grant incentive stock options only to employees, we may grant nonstatutory stock options, stock appreciation rights, restricted stock purchase rights or bonuses, restricted stock units, performance shares, performance units and cash-based awards, or other stock-based awards to any eligible participant.
Our 2013 Plan is generally administered by the compensation committee of our Board of Directors. Subject to the provisions of the 2013 Plan, the compensation committee determines in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. The compensation committee has the authority to construe and interpret the terms of our 2013 Plan and awards granted under it.
Notwithstanding the foregoing, and to the extent permitted by applicable law, the Board of Directors or the compensation committee may, in its discretion, delegate to a committee comprised of one or more officers and/or directors, the authority to grant one or more awards of options or stock appreciation rights, without further approval of the Board of Directors or compensation committee, to any employee, other than a person who, at the time of such grant, is subject to Section 16 of the Exchange Act or is a “covered employee” under Section 162(m) of the Internal Revenue Code, and to exercise such other powers under our 2013 Plan, provided, however, that (i) no employee may be granted pursuant to such delegation one or more such awards in any fiscal year of the Company for more than 29,630 shares of our common stock (subject to adjustment as described above), (ii) the exercise price per share of such awards shall be not less than the fair market value per share of stock on the effective date of grant, (iii) each such award shall be subject to the terms and conditions of the appropriate stand for of award agreement approved by the Board of Directors of the compensation committee and shall conform to the provisions of our 2013 Plan, and (iv) each such award shall conform to guidelines as shall be established from time to time by resolution of the Board of Directors of the compensation committee. Pursuant to this power, our Board of Directors has created a Non-Executive Stock Option Committee, consisting of Christophe Lavigne, the Chairman of our Board of Directors and our President and Chief Executive Officer. The Non-Employee Stock Option Committee also has the ability to grant options to sales agents of the Company, subject to certain parameters specified by the Board of Directors.
As described above, awards may be granted under our 2013 Plan to our employees, officers, directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards will be evidenced by a written agreement between us and the holder of the award and may include any of the following:

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Stock Options. We may grant nonstatutory stock options or incentive stock options (as described in Section 422 of the Internal Revenue Code), each of which gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to purchase a number of shares of our common stock at an exercise price per share determined by the administrator, which may not be less than the fair market value of a share of our common stock on the date of grant.

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Stock Appreciation Rights. A stock appreciation right gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. We may pay the appreciation in shares of our common stock or in cash, except that a stock appreciation right granted in tandem with a related option is payable only in stock.

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Restricted Stock. The administrator may grant restricted stock awards either as a bonus or as a purchase right at such price as the administrator determines. Shares of restricted stock remain subject to forfeiture until vested, based on such terms and conditions as the administrator specifies. Holders of restricted stock will have the right to vote the shares and to receive any dividends paid, except that the dividends may be subject to the same vesting conditions as the related shares.

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Restricted Stock Units. Restricted stock units represent rights to receive shares of our common stock (or their value in cash) at a future date without payment of a purchase price (unless required under applicable state corporate laws), subject to vesting or other conditions specified by the administrator. Holders of restricted stock units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant restricted stock units that entitle their holders to dividend equivalent rights.

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Performance Shares and Performance Units. Performance shares and performance units are awards that will result in a payment to their holder only if specified performance goals are achieved during a specified performance period. Performance share awards are rights denominated in shares of our common stock, while performance unit awards are rights denominated in dollars. The administrator establishes the applicable performance goals based on one or more measures of business performance enumerated in the 2013 Plan, such as net revenues, gross margin, net income or total stockholder return. To the extent earned, performance share and unit awards may be settled in cash or in shares of our common stock. Holders of performance shares or performance units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant performance shares that entitle their holders to dividend equivalent rights.

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Cash-based Awards and Other Stock-based Awards. The administrator may grant cash-based awards that specify a monetary payment or range of payments or other stock-based awards that specify a number or range of shares or units that, in either case, are subject to vesting or other conditions specified by the administrator. Settlement of these awards may be in cash or shares of our common stock, as determined by the administrator. Their holder will have no voting rights or right to receive cash dividends unless and until shares of our common stock are issued pursuant to the award. The administrator may grant dividend equivalent rights with respect to other stock-based awards.

Our 2013 Plan authorizes the compensation committee, without further stockholder approval, to provide for the cancellation of stock options or stock appreciation rights with exercise prices in excess of the fair market value of the underlying shares of common stock in exchange for new options with exercise prices equal to the fair market value of the underlying common stock, other equity awards, or a cash payment.
In the event of a change in control as described in our 2013 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under our 2013 Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The compensation committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of our Board of Directors who are not employees will automatically be accelerated in full. Our 2013 Plan also authorizes the compensation committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.
Our 2013 Plan continues in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within 10 years of its effective date. The administrator may amend, suspend or terminate our 2013 Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.
2013 Employee Stock Purchase Plan
Our Board of Directors approved our 2013 Employee Stock Purchase Plan, or our 2013 ESPP, in August 2013 and amended and restated the 2013 ESPP in October 2013.
A total of 111,111 shares of our common stock was initially authorized and reserved for sale under our 2013 ESPP. In addition, our 2013 ESPP provides for an automatic annual increase in the number of shares available for issuance under the plan on January 1 of each year beginning in 2014 and continuing through and including January 1, 2023 equal to the lesser of (i) 1% of our then issued and outstanding shares of common stock on the immediately preceding December 31, or (ii) a number of shares as our Board of Directors may determine. For January 1, 2014, 240,766 shares of common stock were added to our 2013 ESPP pursuant to this evergreen provision.
The compensation committee of our Board of Directors administers our 2013 ESPP. The compensation committee has the authority to construe and interpret the terms of our 2013 ESPP and awards granted under it.
Our employees and employees of any parent or subsidiary corporation designated by our compensation committee are eligible to participate in our 2013 ESPP if they are customarily employed by us for more than 20 hours per week and more than five months in any calendar year. However, an employee may not be granted a right to purchase stock under our 2013 ESPP if: (i) the employee immediately after such grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock or of any parent or subsidiary corporation, or (ii) the employee’s rights to purchase stock under all of our employee stock purchase plans would accrue at a rate that exceeds $25,000 in value for each calendar year of participation in such plans.
Our 2013 ESPP is generally designed to comply with the provisions of Section 423 of the Internal Revenue Code and will typically be implemented through a series of sequential offering periods, generally six months in duration, as established by the compensation committee. In addition, our compensation committee may establish an offering period to commence on the effective date of our 2013 ESPP of such duration as the compensation committee may determine (subject to restrictions imposed by applicable law and the terms of our 2013 ESPP described in the following sentence). Our compensation committee is authorized to establish additional or alternative concurrent, sequential, or overlapping offering periods and offering periods having a different duration or different starting or ending dates, provided that no offering period may have a duration exceeding 27 months.
Amounts accumulated for each participant, generally through payroll deductions, are credited toward the purchase of shares of our common stock at the end of each offering period at a price generally equal to 85% of the lower of the fair market value of our common stock at the beginning of the offering period or on the purchase date (which will typically be at the end of an offering period).
No participant may purchase under our 2013 ESPP in any calendar year shares having a value of more than $25,000 measured by the fair market value per share of our common stock on the first day of the applicable offering period. Prior to the beginning of any offering period, our compensation committee may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, our compensation committee will make a pro rata allocation of the available shares. Any amounts withheld from participants’ compensation in excess of the amounts used to purchase shares will be refunded, without interest.
In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under our 2013 ESPP. If the acquiring or successor corporation does not assume such rights and obligations, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control as specified by our compensation committee, but the number of shares subject to outstanding purchase rights shall not be adjusted.
Our compensation committee has the authority to amend, suspend or terminate our 2013 ESPP, except that, subject to certain exceptions described in the 2013 ESPP, no such action may adversely affect any outstanding rights to purchase stock under our 2013 ESPP.

Equity Compensation Plan Information
The following table includes information as of December 31, 2013 for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	1,553,051	$6.23	964,668	(3)
Equity compensation plans not approved by security holders(2)	19,531	1.69	—
Total	19,531	$6.17	964,668
 _____________________

(1)	Includes securities issuable under our 2007 Stock Option/Stock Issuance Plan, our 2013 Equity Incentive Plan and our 2013 Employee Stock Purchase Plan.

(2)	Includes securities issuable upon exercise of stock options granted to Jean Blanchet by the our Board of Directors on November 17, 2006.

(3)
Includes (i) 853,557 shares of common stock available for issuance under our 2013 Equity Incentive Plan and (ii) 111,111 shares of common stock available for issuance under our 2013 Employee Stock Purchase Plan. No shares are reserved for future issuance under our amended and restated 2007 Stock Option/Stock Issuance Plan other than shares issuable upon exercise of equity awards outstanding under such plan.

Beginning in 2014, the number of shares of common stock reserved under the 2013 Equity Incentive Plan automatically increases on January 1st of each year by an amount described above under “-Stock Plans-2013 Equity Incentive Plan.” The annual increase for January 1, 2014 was 963,066 shares. Beginning in 2014, the number of shares of common stock reserved under our 2013 Employee Stock Purchase Plan automatically increases on January 1st of each year by an amount described above under “-Stock Plans-2013 Employee Stock Purchase Plan.” The annual increase for January 1, 2014 was 240,766 shares.
Other Compensation Policies
Recovery of Compensation
Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our named executive officers or other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We expect that the compensation committee will adopt, or recommend that our Board of Directors adopt, a compensation recovery policy consistent with the requirements of regulations promulgated under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, if and when such regulations are enacted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our shares as of April 14, 2014 for:

•	each person, or group of affiliated persons, who is known by us to be the beneficial owner of five percent or more of our outstanding common stock; each of our directors;

•	each of our directors;

•	each of our named executive officers; and

•	all our directors and executive officers as a group (12 persons).
Each individual or entity shown on the table has furnished information with respect to beneficial ownership. Except as otherwise indicated below, the address of each officer, director and five percent stockholder listed below is c/o LDR Holding Corporation, 13785 Research Boulevard, Suite 200, Austin, Texas 78750.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and other equity awards that are either immediately exercisable or exercisable within 60 days of April 14, 2014. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
The information in the following table is calculated based on 24,170,781 shares of common stock outstanding as of April 14, 2014.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock Owned
5% Stockholders
Austin Ventures VIII, L.P.(1)	3,286,800	13.6%
Entities affiliated Telegraph Hill Partners(2)	3,103,014	12.8
Entities affiliated with Keensight Capital(3)	2,872,119	11.9
Entities affiliated with PTV Sciences(4)	2,039,942	8.4
Gilder, Gagnon, Howe & Co. LLC(5)	1,211,058	5
Directors and Executive Officers
Christophe Lavigne(6)	1,364,673	5.6%
Hervé Dinville (7)	1,316,156	5.4
Patrick Richard(8)	735,489	3
Robert McNamara(9)	84,094	*
Joseph Aragona(1)	3,286,800	13.6
William W. Burke(10)	691	*
Kevin M. Lalande(11)	691	*
Stefan Widensohler(12)	663,160	2.7
All executive officers and directors as a group (12 persons)(13)	7,786,873	31.2%
___________________

*	Percentage of shares beneficially owned does not exceed 1%.

(1)
Based on information in a Schedule 13G filed on February 13, 2014, consists of shares held of record by Austin Ventures VIII, L.P. (“AV VIII”). AV Partners VIII, L.P. (“AVP VIII”) is the general partner of AV VIII and may be deemed to have sole voting and investment power over the shares held by AV VIII. Joseph C. Aragona, Kenneth P. DeAngelis, John D. Thornton and Christopher A. Pacitti are the general partners of AVP VIII and share voting and/or dispositive power over the shares held by AVP VIII. The address for Austin Ventures VIII, L.P. is 300 West Sixth Street, Suite 2300, Austin, TX 78701.

(2)
Based on information in a Schedule 13G filed on February 14, 2014, consists of (a) 69,671 shares of common stock held by Telegraph Hill Partners, L.P. (“THP I”), (b) 16,149 shares of common stock held by THP Affiliates Fund, LLC (“THP I AFF”), (c) 375,320 shares of common stock held by Telegraph Hill Partners SBIC, L.P.(“THP SBIC”), (d) 2,584,683 shares of common stock held by Telegraph Hill Partners II, L.P. (“THP II”), and (e) 56,891 shares of common stock held by THP II Affiliates Fund, LLC (“THP II AFF”). Telegraph Hill Partners Investment Management, LLC (“THP IM”) is the general partner of THP I and the manager of THP I AFF. Telegraph Hill Partners II Investment Management, LLC (“THP II IM”) is the general partner of THP II and the manager of THP II AFF. Telegraph Hill Partners Management Company, LLC (“THPMC”) is the manager of both THP IM and THP II IM. Robert G. Shepler, J. Matthew Mackowski, Dr. Thomas A. Raffin and Deval Lashkari are each managers of THPMC and are deemed to have beneficial ownership of the shares held by THP I, THP II, THP Affiliates and THP II Affiliates. Telegraph Hill Partners SBIC, LLC (“THP SBIC, LLC”) is the general partner of THP SBIC. Robert Shepler, Dr. Thomas Raffin, J. Matthew Mackowski and Deval Lashkari are the managers of THP SBIC, LLC and are deemed to have beneficial ownership of the shares held by THP SBIC. The address for Telegraph Hill Partners is 360 Post Street, Suite 601, San Francisco, California 94108.

(3)
Based on information in a Schedule 13G filed on February 4, 2014, consists of (a) 2,262,584 shares of common stock held by R Capital Technologies FCPR (“RCT”), (b) 361,840 shares of common stock held by R Capital Prive Technologies FCPR (“RCPT”), and (c) 247,695 shares of common stock held by R Capital III FCPR (“RCIII”). Keensight Capital is the managing company of each of RCT, RCPT and RCIII. Until November 2013, Keensight Capital was a majority-owned subsidiary of Paris Orleans SCA, and was known as R Capital Management. In November 2013, R Capital Management ceased to be a subsidiary of Paris Orleans SCA and changed its name to Keensight Capital. Jean-Michel Beghin, Jerome Pujol and Pierre Remy are the managing partners of Keensight and each is deemed to be the beneficial owner of the shares held by RCT, RCPT and RCIII. The address for Keensight Capital is 64 rue de Lisbonne, 75008 Paris, France.

(4)
Based on information in a Schedule 13G filed on February 12, 2014, consists of (a) 941,171 shares of common stock held by PTV Sciences II, L.P. (“PTVS II”), and (b) 1,098,771 shares of common stock held by Pinto Technology Ventures, L.P. (“PTV”). Pinto Technology Ventures GP, L.P. (“PTV GP”) is general partner of PTV. Pinto TV GP Company LLC (“TV GP”) is the general partner of PTV GP. Pinto Technology Ventures GP II, L.P. (“PTV GP II”) is the general partner of PTVS II. TV GP is the general partner of PTV GP II. Each of Matthew Crawford and Rick Anderson is a manager of TV GP and is deemed to have beneficial ownership of the shares held by PTV and PTVS II. The address for PTV Sciences is 3600 N. Capital of Texas Highway, Building B, Suite 245, Austin, Texas 78746.

(5)	Based on information in a Schedule 13G filed on February 12, 2014. The address for Gilder, Gagnon, Howe & Co. LLC is 3 Columbus Circle, 26th Floor, New York, NY 10019.

(6)	Includes 75,246 shares subject to options that are currently exercisable or will become exercisable within 60 days of April 14, 2014.

(7)
Includes warrants to purchase shares of Médical that are convertible into 154,821 shares of common stock pursuant to the second amended and restated put-call agreement and which currently exercisable or will become exercisable within 60 days of April 14, 2014. See “Certain Relationships and Related Person Transactions-Amended and Restated Put-Call Agreement.”

(8)
Includes warrants to purchase shares of Médical that are convertible into 154,821 shares of common stock pursuant to the second amended and restated put-call agreement and which currently exercisable or will become exercisable within 60 days of April 14, 2014. See “Certain Relationships and Related Person Transactions-Amended and Restated Put-Call Agreement.”

(9)	Includes 84,094 shares subject to options that are currently exercisable or will become exercisable within 60 days of April 14, 2014.

(10)	Includes 691 shares subject to options that are currently exercisable or will become exercisable within 60 days of April 14, 2014.

(11)	Includes 691 shares subject to options that are currently exercisable or will become exercisable within 60 days of April 14, 2014.

(12)
Includes 691 shares subject to options that are currently exercisable or will become exercisable within 60 days of April 14, 2014. Also includes 632,839 shares of common stock held by Verwaltungsgesellschaft AD. KRAUTH (“KRAUTH”) and 29,630 shares of our common stock held directly by Mr. Widensohler. Mr. Widensohler, a member of our Board of Directors, is the Chief Executive Officer and Principal of KRAUTH and may be deemed to have beneficial ownership of the shares held by KRAUTH. The address for Verwaltungsgesellschaft AD. KRAUTH is c/o BRS Partnership, Neuer Wall 80, Hamburg Germany 20354.

(13)
Includes 804,012 shares subject to options or warrants to purchase shares of Médical (that are exercisable for shares of common stock) that are currently exercisable or will become exercisable within 60 days of April 14, 2014.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a description of transactions or series of transactions since January 1, 2013, to which we were or will be a party, in which:

•	the amount involved in the transaction exceeds $120,000; and

•	in which any of our executive officers, directors and principal stockholders, including their immediate family members, had or will have a direct or indirect material interest.
Compensation arrangements for our named executive officers and our directors are described elsewhere in this proxy statement “Information About or Board of Directors and Corporate Governance - Compensation of Non-Employee Directors” and “Executive Compensation.”
Convertible Note Financing
In April 2012 and May 2012, LDR Holding and LDR Médical S.A.S., our French subsidiary (“Médical”) issued and sold an aggregate of approximately $15,000,000 of subordinated secured convertible promissory notes, which we refer to as the “convertible notes,” which bore an interest rate of 6%. The convertible notes issued by Médical, in an aggregate face amount of $5,227,134, were denominated in Euros. Any payments under the Médical convertible notes were made in Euros.
Certain of the convertible notes were sold to entities affiliated with members of our Board of Directors and other holders of more than 5% of a class of our voting securities. We believe that the terms obtained and consideration received in the convertible note financing were comparable to terms and consideration we could have received in an arms’ length transaction. Our full Board of Directors reviewed and approved the terms of our convertible note financing.
Upon the completion of our initial public offering, the convertible notes became due and payable. At each holder’s option, a holder was entitled to receive either (i) an amount of cash equal to one and one-half times all unpaid principal and accrued but unpaid interest on such holder’s convertible notes or (ii) a number of shares of common stock equal to (a) the unpaid principal and accrued but unpaid interest on such holder’s convertible notes, divided by (b) 50% of the price per share of common stock sold in the public offering.
The table below and the accompanying footnotes summarize this sale and subsequent conversion and repayment of the convertible notes in connection with our initial public offering:

Purchaser	Convertible Notes Purchased	Number of Shares of Common Stock Issued Upon Completion of the Initial Public Offering	Cash Paid Upon Completion of Initial Public Offering
Austin Ventures VIII, L.P.(1)	$3,558,085	516,950	$*
Entities affiliated with Telegraph Hill Partners(2)	3,356,060	487,595	*
PTV Sciences II, L.P.(3)	2,130,496	309,537	*
Verwaltungsgesellschaft AD. KRAUTH(4)	728,225	105,803	*
Entities affiliated with Paris Orléans SCA(5)	948,950	137,450	*
Entities affiliated with Keensight Capital(6)	3,420,164	247,695	2,786,592
Dahlia A Sicar SCA(7)	858,020	124,279	*
Total	$15,000,000	1,929,309	$2,786,592
________________________________________________

(1)	Austin Ventures VIII, L.P. is a holder of greater than 5% of our common stock. Joseph Aragona, an affiliate of Austin Ventures VIII, L.P. is a member of our Board of Directors.

(2)
Entities affiliated with Telegraph Hill Partners are, collectively, holders of greater than 5% of our common stock. Robert G. Shepler and Dr. Thomas A. Raffin, affiliates of Telegraph Hill Partners, were members of our Board of Directors prior to the completion of our initial public offering.

(3)
Entities affiliated with PTV Sciences II, L.P. are, collectively, holders of greater than 5% of our common stock. Matthew Crawford, an affiliate of PTV Sciences II, L.P., was a member of our Board of Directors prior to the completion of our initial public offering.

(4)
Verwaltungsgesellschaft AD. KRAUTH was, prior to the completion of our initial public offering, a holder of greater than 5% of a class of our voting stock. Stefan Widensohler, an affiliate of Verwaltungsgesellschaft AD. KRAUTH, is a member of our Board of Directors.

(5)
Entities affiliated with the Paris Orléans SCA were, collectively, prior to the completion of our initial public offering, holders of greater than 5% of a class of our voting stock. Pierre Rémy, who was an affiliate of Paris Orléans SCA at such time, was a member of our Board of Directors prior to the completion of our initial public offering. Until November 2013, Keensight Capital was a majority-owned subsidiary of Paris Orléans SCA, and was known as R Capital Management. In November 2013, R Capital Management ceased to be a subsidiary of Paris Orleans SCA and changed its name to Keensight Capital.

(6)
Entities affiliated with Keensight Capital are, collectively, holders of greater than 5% of our common stock. Pierre Rémy, an affiliate of Keensight Capital, was a member of our Board of Directors prior to the completion of our initial public offering. Until November 2013, Keensight Capital was a majority-owned subsidiary of Paris Orléans SCA, and was known as R Capital Management. In November 2013, R Capital Management ceased to be a subsidiary of Paris Orleans SCA and changed its name to Keensight Capital.

(7)	Dahlia A Sicar SCA was, prior to the completion of our initial public offering, a holder of greater than 5% of a class of our voting stock.

*	Indicates less than $100.
Amended and Restated Put-Call Agreement
In connection with our convertible note financing, we entered into an amendment to our amended and restated put-call agreement, with the holders of the capital stock of Médical, other than LDR Holding (which now owns 100% of the outstanding capital stock of Médical), including Messrs. Lavigne, Dinville and Richard, Dahlia A Sicar SCA (a holder of greater than 5% of a class of our voting stock prior to the completion of our initial public offering), and Jean-Louis Médus (one of our directors prior to the completion of our initial public offering).
In August 2013, we and the holders of the capital stock of Médical entered into a second amended and restated put-call agreement that provides in the event that either (i) a public offering, including our initial public offering, is consummated or (ii) a transaction constituting a liquidation event, as defined in LDR Holding’s amended and restated certificate of incorporation (as then in effect), is approved pursuant to the amended and restated voting agreement, described below, LDR Holding could require the holders of Class A Stock of Médical (other than holders of warrants to purchase Class A Stock of Médical) to exchange their shares of Class A Stock of Médical for shares of LDR Holding common stock in the ratio of one share of Médical’s Class A Stock for 5.80087 shares of LDR Holding common stock. In addition, prior to the completion of our initial public offering, each holder of Médical’s Class A Stock, other than LDR Holding, was entitled to, at such holder’s discretion, exchange all, but not less than all, of the holder’s Class A stock of Médical for common stock of LDR Holding at the same exchange ratio.
In October 2013, in connection with the consummation of our initial public offering, all of the outstanding shares of Class A Stock of Médical (other than warrants to purchase Class A Stock of Médical) were converted into shares of LDR Holding pursuant to the second amended and restated put-call agreement. The following table sets forth the number of shares of LDR Holding common stock received by each of the related parties pursuant to such conversion.

Médical Shareholders	Common Stock
Jean-Louis Médus	33,645
Christophe Lavigne	1,161,335
Hervé Dinville	1,161,335
Patrick Richard	580,668
Pursuant to the second amended and restated put-call agreement, following the completion of our initial public offering, in the event that any holder of a warrant to purchase Class A Stock of Médical exercises his or her warrant, the shares of Médical received by such holder will be converted into shares of LDR Holding’s common stock at the exchange ratio listed above. As of December 31, 2013, Hervé Dinville held warrants to purchase Class A Stock of Médical that, if exercised, would convert into an aggregate of 205,376 shares of common stock (some of which are subject to vesting conditions) and Patrick Richard held warrants to purchase Class A Stock of Médical that, if exercised, would convert into an aggregate of 205,376 shares of common stock (some of which are subject to vesting conditions), pursuant to the amended and restated put-call agreement.

Second Amended and Restated Investors’ Rights Agreement
In connection with our convertible note financing, we entered into an amendment to our amended and restated investors’ rights agreement with certain of our stockholders, including Austin Ventures VIII, L.P., entities affiliated with Telegraph Hill Partners, entities affiliated with PTV Sciences, Verwaltungsgesellschaft AD. KRAUTH, entities affiliated with Paris Orléans SCA (which, at such time, included entities affiliated with Keensight Capital), entities affiliated with Path4 Ventures (a holder of greater than 5% of a class of our voting stock prior to the completion of our initial public offering), Dahlia A Sicar SCA and Messrs. Lavigne, Dinville and Richard. The amended and restated investors’ rights agreement, as amended, among other things:

•
grants such stockholders certain registration rights with respect to shares of our common stock, including shares of common stock issued or issuable upon conversion of our convertible preferred stock and our convertible notes;

•
obligated us to deliver periodic financial statements to any stockholder who holds at least 2,000,000 shares of our then outstanding preferred stock or 148,148 shares of our common stock, which we refer to as a “qualified holder;” and

•	granted a right of first offer with respect to sales of our shares by us, subject to specified exclusions, to qualified holders.
Certain provisions of this agreement, other than those relating to registration rights, terminated automatically upon completion of our initial public offering.
In April 2014, in connection with our follow-on offering pursuant to the registration statement filed with the SEC on April 2, 2014, as amended, we entered into a second amended and restated investors’ rights agreement with certain of our stockholders, including Austin Ventures VIII, L.P., entities affiliated with Telegraph Hill Partners, entities affiliated with PTV Sciences, Verwaltungsgesellschaft AD. Krauth, entities affiliated with Keensight Capital, and Messrs. Diville and Richard. The second amended and restated investors’ rights agreement amended and restated our investors’ rights agreement described above, among other things, to incorporate amendments to that agreement, to remove provisions of that agreement that are no longer effective, to update the stockholders listed on the schedules thereto to reflect additional parties that had become party to that agreement and to waive application of the registration rights contained therein with respect to the follow-on offering.
Amended and Restated Voting Agreement
In connection with our sale of Series C preferred stock in September of 2007, we entered into our amended and restated voting agreement with certain of our stockholders, including Austin Ventures VIII, L.P., entities affiliated with Telegraph Hill Partners, entities affiliated with PTV Sciences, Verwaltungsgesellschaft AD. KRAUTH, entities affiliated with the Paris Orléans SCA (which at such time included entities affiliated with Keensight Capital), entities affiliated with Path4 Ventures, Dahlia A Sicar SCA and Messrs. Lavigne, Dinville and Richard. Our amended and restated voting agreement provided, among other things:

•	for the voting of shares with respect to the constituency of our Board of Directors;

•	the right of Verwaltungsgesellschaft AD. KRAUTH to appoint a non-voting observer to our Board of Directors; and

•	requirements for voting of shares of capital stock in the event of an acquisition of the Company.
The amended and restated voting agreement terminated automatically upon completion of our initial public offering.
Amended and Restated Right of First Refusal and Co-Sale Agreement
In connection with our sale of Series C preferred stock in September of 2007, we entered into our amended and restated right of first refusal and co-sale agreement with certain of our stockholders, including Austin Ventures VIII, L.P., entities affiliated with Telegraph Hill Partners, entities affiliated with PTV Sciences, Verwaltungsgesellschaft AD. KRAUTH, entities affiliated with the Paris Orléans SCA (which at such time included entities affiliated with Keensight Capital), entities affiliated with Path4 Ventures, Dahlia A Sicar SCA and Messrs. Lavigne, Dinville and Richard. The amended and restated right of first refusal and co-sale agreement among other things:

•	granted our investors certain rights of first refusal and co-sale with respect to proposed transfers of our securities by certain stockholders; and

•	granted us certain rights of first refusal with respect to proposed transfers of our securities by certain stockholders.

The amended and restated right of first refusal and co-sale agreement terminated automatically upon completion of our initial public offering.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising

Loan to Christophe Lavigne
In February 2007, we lent Christophe Lavigne, our President and Chief Executive Officer, $200,000 in connection with Mr. Lavigne’s purchase of a primary residence in Austin, Texas. The loan to Mr. Lavigne bore interest at the greater of (i) 6.0% per year or (ii) the short-term applicable federal rate. Interest payments under the loan were due quarterly, however, our Board of Directors subsequently deferred interest payments until the maturity date, and the principal balance was due in February 2014. The principal payment was subject to acceleration, among other events, five days before the date that we filed a registration statement with the Securities and Exchange Commission. Mr. Lavigne repaid this loan in full in August 2013.
Series C Voting Agreement
Our certificate of incorporation in existence prior to the completion of our initial public offering provided that all outstanding shares of our preferred stock would convert into shares of common stock upon the closing of a “qualified public offering”, which was defined as a firm commitment underwritten public offering by a nationally recognized underwriter pursuant to an effective registration statement under the Securities Act of 1933, as amended, with aggregate gross proceeds to us and the selling stockholders therein of at least $50 million at a per share price not less than $23.625 per share. Our initial public offering was not a qualified public offering.
Our certificate of incorporation in effect prior to our initial public offering provided that all outstanding shares of our preferred stock would convert into shares of common stock on the date specified by the written consent or agreement of (x) the holders of at least 66 2/3% of the then outstanding shares of Series A preferred stock and Series B preferred stock, voting together as a single class on an as-converted basis, and (y) the holders of at least 66 2/3% of the then outstanding shares of Series C preferred stock.
Following our receipt of indications regarding valuation from the underwriters prior to our initial public offering, the holders of the requisite percentage of our Series C preferred stock, through their representatives on our Board of Directors, asked us for cash compensation in order to agree to convert their preferred stock to common stock and to relinquish the rights, preferences and privileges associated with those preferred shares, including a liquidation preference. As a result of these negotiations, the holders of Series C preferred stock agreed to accept a payment from us in an aggregate amount equal to approximately $17.5 million, or 50% of the liquidation preference of the Series C preferred stock, to vote in favor of conversion. The holders of our Series C preferred stock owned the necessary percentage of our Series A and Series B preferred stock to convert all outstanding shares of our preferred stock pursuant to our then-existing certificate of incorporation.
In August 2013, we entered into a voting agreement with the holders of our Series C preferred stock, which agreement was subsequently amended and restated in September 2013, or the Series C Voting Agreement. Pursuant to the Series C Voting Agreement, we paid the holders of our Series C preferred stock the amounts set forth in the table below in October 2013, following the completion of our initial public offering.

Recipients	Amounts Paid
Entities affiliated with Telegraph Hill Partners	$10,086,909
Entities affiliated with PTV Sciences	3,635,210
Entities affiliated with Paris Orléans SCA	1,000,000
Entities affiliated with Keensight Capital	250,000
Dahlia A Sicar SCA	1,027,881
Austin Ventures VIII, L.P	1,500,000
Comerica Ventures Incorporated	42,814
Total	$17,542,814

Joseph Aragona, one of our current directors, is affiliated with Austin Ventures; Matthew Crawford, one of our directors prior to the completion of our initial public offering, is affiliated with PTV Sciences; Thomas Raffin and Robert G. Shepler, each one of our directors prior to the completion of our initial public offering, are affiliated with Telegraph Hill Partners; and Pierre Rémy, one of our directors prior to the completion of our initial public offering, was affiliated with Paris Orléans SCA and is affiliated with Keensight Capital. Until November 2013, Keensight Capital was a majority-owned subsidiary of Paris Orléans SCA, and was known as R Capital Management. In November 2013, R Capital Management ceased to be a subsidiary of Paris Orleans SCA and changed its name to Keensight Capital.
Participation in our Initial Public Offering
The table below sets forth shares of our common stock that were purchased by our principal stockholders in our initial public offering, which was completed in October 2013.

Purchaser	Shares Purchased in Initial Public Offering
Entities affiliated with Telegraph Hill Partners	50,000
Austin Ventures VIII, L.P	50,000
Entities affiliated with PTV Sciences	50,000
Entities affiliated with Keensight Capital	10,000

Policies and Procedures for Related Person Transactions
As provided by our audit committee charter and corporate governance guidelines, as in effect upon the completion of our initial public offering, our audit committee must review and approve in advance any related person transaction, and all of our directors, officers and employees are required to report to our audit committee any such related person transaction prior to its completion. Prior to the completion of our initial public offering, our Board of Directors reviewed related person transactions. Each of the related person transactions described above was submitted to and approved by our Board of Directors.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act, requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2013, all Section 16(a) filing requirements were satisfied on a timely basis.
Stockholder Communications With Our Board of Directors
Stockholders wishing to communicate with our Board of Directors or with the independent members of our Board of Directors as a group may do so by writing to the Board of Directors or to its independent members as a group, and mailing the correspondence to our General Counsel and Secretary at LDR Holding Corporation, Attn: Secretary, 13785 Research Boulevard, Suite 200, Austin, Texas 78750. Please indicate on the envelope that the correspondence contains a stockholder communication. Our Legal Department will review all incoming stockholder communications and such stockholder communications will be forwarded to the Board of Directors or its independent members, as specified.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Under the “householding” procedure, we are permitted to deliver a single copy of the proxy materials and 2013 Annual Report to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials and 2013 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that LDR only send a single copy of the proxy materials and 2013 Annual Report, stockholders may contact us at the address set forth below.
Availability of Annual Report
A copy of our 2013 Annual Report on Form 10-K for the year ended December 31, 2013 and our proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to the following address:
LDR Holding Corporation
Attention: Corporate Secretary
13785 Research Boulevard, Suite 200
Austin, Texas 78750
The Annual Report on Form 10-K and proxy statement are also available under the “Investor Relations” section on our website at ir.ldr.com.

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The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting and described in this proxy statement. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the best judgment of the persons voting such proxies.

LDR HOLDING CORPORATION
April 24, 2014

AUS:677796.2
ANNUAL MEETING OF STOCKHOLDERS OF

LDR HOLDING CORPORATION

June 3, 2014

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Important Notice of Availability of Proxy Materials for the
Annual Meeting of Stockholders of LDR Holding Corporation to be held on June 3, 2014:
The Proxy Statement and the 2013 Annual Report on Form 10-K for LDR Holding Corporation are available at http://www.astproxyportal.com/ast/18555

Please sign, date and mail your proxy card in the
envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided. â

■ 10003000000000000000 6             060314

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS				2. RATIFICATION OF AUDITORS
Proposal to elect a Class I director to the Board of Directors:				To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014	FOR	AGAINST	ABSTAIN
					☐	☐	☐
NOMINEE:
☐	FOR THE NOMINEE	Joseph Aragona		In the discretion of the proxies, such other business as may properly come before the meeting and at any adjournments or postponements thereof.
☐	WITHHOLD AUTHORITY FOR THE NOMINEE

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominee as a director, FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014, and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the election of the nominee as a director and FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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LDR HOLDING CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 3, 2014

The 2014 Annual Meeting of the Stockholders of LDR Holding Corporation (the "Company") will be held on Tuesday, June 3, 2014, at 9:00 a.m. local time, at 13785 Research Boulevard, Suite 200, Austin, Texas 78750.

The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints Christophe Lavigne and Scott Way, or either of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the 2014 Annual Meeting of Stockholders scheduled to be held on June 3, 2014, or at any adjournment or postponement thereof, on all matters coming before said meeting, all shares of Common Stock of the Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

(Continued and to be signed on the reverse side.)

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